CONTRATO DE EXPLORACIÓN Y PROMESA UNILATERAL DE VENTA

1.

MANUEL DE JESUS HERNANDEZ TOVAR (en adelante denominado “EL PROMITENTE”) actuando por su propio derecho, mexicano, mayor de edad, domiciliado en Calle Teodoro Mariscal No. 914, Fraccionamiento Estadio, C.P. 82140, Mazatlán, Sinaloa, soltero, legalmente hábil y capacitado para contratar y ser titular de concesiones mineras, e inscrito en el Registro Federal de Contribuyente (RFC) bajo la clave HETM531219N15.

por una parte, y por la otra,

2.

REAL DE PLATA RESOURCES, S.A. DE C.V. (en adelante denominada “LA BENEFICIARIA”), sociedad minera constituida conforme a las leyes de los Estados Unidos Mexicanos, constituida mediante escritura pública número 4,078 pasada ante fe del Notario Público número 4 de la ciudad de Guadalajara, Jalisco, en fecha 8 de noviembre de 2007, legalmente capacitada para ser titular de concesiones mineras y para celebrar todo tipo de contratos relacionados con dichas concesiones mineras, representada en este acto por su apoderado, el Sr. PHILIP DENIS DE SOUZA, cuya representación deriva del poder que le fue otorgado mediante escritura pública número 4,190 pasada ante fe del Notario Público número 4 de la ciudad de Guadalajara, Jalisco, en fecha 14 de enero de 2008.

Cada uno de EL PROMITENTE y LA BENEFICIARIA son en adelante individualmente denominados una “Parte” y conjuntamente denominados las “Partes”,

CONSIDERANDO

A)

Que EL PROMITENTE es el único titular de las concesiones mineras que amparan a los lotes descritos en el anexo “A-1” de este Contrato(en adelante denominadas “LAS CONCESIONES”).

B)

Que en las áreas de LAS CONCESIONES se encuentran los activos de procesamiento y beneficio de minerales descritos en el anexo “B-1” de este Contrato (en adelante denominados “LOS ACTIVOS”),  los cuales son de la exclusiva propiedad y se encuentran en la exclusiva posesión de EL PROMITENTE, quien actualmente los utiliza en sus operaciones de procesamiento y beneficio del mineral extraído de LAS CONCESIONES;

C)

Que EL PROMITENTE es el único propietario de los terrenos en los que se encuentran parte de las áreas de LAS CONCESIONES, descritos en el anexo “B-2” de este Contrato (en adelante denominados “LOS TERRENOS”),  los cuales son de la exclusiva propiedad y se encuentran en la exclusiva posesión de EL PROMITENTE;

D)

Que en relación con: (i) los títulos de concesión minera que amparan a LAS CONCESIONES; (ii) los bienes que integran LOS ACTIVOS; y (iii) LOS TERRENOS, EL PROMITENTE hace en la Cláusula Décima Cuarta de este Contrato diversas declaraciones, aseveraciones y garantías, en función de las cuales puede válidamente celebrar este Contrato y disponer de todos esos derechos y bienes;

E)

Que EL PROMITENTE y LA BENEFICIARIA han acordado el otorgamiento por parte de EL PROMITENTE a LA BENEFICIARIA de: (i) el derecho a explorar y explotar LAS CONCESIONES; (ii) la opción de comprar todas o algunas de las concesiones mineras que amparan o en el futuro amparen a LAS CONCESIONES, así como cualesquiera otras concesiones mineras ubicadas dentro del Área de Interés, respecto de las cuales EL PROMITENTE llegue a adquirir derechos; (iii) la opción de comprar todos o algunos de LOS ACTIVOS; y (iv) la opción de comprar todos o algunos de LOS TERRENOS; todo ello de conformidad con los términos y condiciones establecidos en este Contrato.

En virtud de lo declarado por las Partes en los considerandos expuestos, las Partes por este medio otorgan el contrato de exploración y promesa unilateral de venta (en adelante denominado el “Contrato”), contenido en las cláusulas siguientes:

C L A U S U L A S

PRIMERA.

Derecho a explorar y explotar LAS CONCESIONES

A partir de la fecha de firma y ratificación de este Contrato por ambas partes, EL PROMITENTE otorga de manera irrevocable a LA BENEFICIARIA, el derecho exclusivo de explorar y explotar LAS CONCESIONES, por lo que la vigencia de este documento comenzará a partir de la fecha indicada y concluirá en el momento en que se cumplan los 49 (cuarenta y nueve) meses contados a partir de la fecha en que se lleve a cabo la Oferta Pública autorizada por escrito a LA BENEFICIARIA por la Bolsa de Valores de Toronto, Ontario, Canadá (“TSX Venture Exchange”).

Durante dicho período LA BENEFICIARIA podrá efectuar en LAS CONCESIONES toda clase de trabajos de exploración y explotación que la Ley Minera, su Reglamento y los títulos de concesión minera permitan realizar a los concesionarios mineros, ejecutar a su costa y riesgo, por sí o por medio de terceros, todas las obras y construir las estructuras, edificios, mejoras, vías de acceso y demás, instalar y emplear toda la maquinaria y equipo que se requiera para la exploración y explotación.

SEGUNDA.

Derecho de Terminación Anticipada

El lapso de vigencia del presente Contrato será de cumplimiento forzoso para EL PROMITENTE y de cumplimiento voluntario para LA BENEFICIARIA, la que en consecuencia podrá darlo por terminado en cualquier momento, a su sola discreción y sin responsabilidad alguna para sí, mediante simple aviso escrito enviado a EL PROMITENTE, informándole la fecha de terminación; aviso que deberá ser entregado en forma fehaciente a EL PROMITENTE, por lo menos quince (15) días antes de la fecha en que deba surtir efecto la terminación.

Lo establecido en el párrafo que antecede significa que EL PROMITENTE, desde ahora, otorga su más amplio consentimiento para que, de ser el caso, LA BENEFICIARIA dé por terminado anticipadamente este Contrato en la forma convenida en esta Cláusula, sin que para ello deba celebrarse convenio expreso de terminación o deba LA BENEFICIARIA cumplir con alguna otra formalidad; lo anterior se hace constar para todos los efectos legales a que haya lugar y, en particular, para efectos de lo señalado en el último párrafo del artículo 89 del Reglamento de la Ley Minera, tomando en consideración que las Partes ratifican este Contrato ante Notario Público.

Queda expresamente convenido que, en tanto este Contrato se encuentre vigente, cualesquiera títulos de concesión minera que sustituyan o deriven de los títulos que amparan a LAS CONCESIONES, y cualesquiera concesiones mineras ubicadas dentro del Área de Interés respecto de las cuales EL PROMITENTE llegue a adquirir derechos  quedarán incorporados al objeto de este Contrato bajo el concepto de LAS CONCESIONES y, por tanto, sujetos a las estipulaciones pactadas en este documento.

TERCERA.

Promesa Unilateral y Precio de Venta

3.1

EL PROMITENTE por medio del presente Contrato unilateralmente promete y se obliga a vender a LA BENEFICIARIA o a la persona física o moral que ésta designe, si ésta ejerce la opción de comprarlos, la titularidad y todos los derechos derivados de las concesiones mineras que amparan o en el futuro amparen a LAS CONCESIONES, la propiedad, posesión y todos los derechos derivados de LOS ACTIVOS, y la propiedad, posesión y todos los derechos derivados de LOS TERRENOS; en un precio alzado de US$6,100,000.00 (SEIS MILLONES CIEN MIL  DÓLARES DE LOS ESTADOS UNIDOS DE AMÉRICA. CON 00/100); misma promesa que LA BENEFICIARIA puede ejercitar en cualquier momento, a partir de la fecha de firma y ratificación de este Contrato por ambas partes y dentro de un lapso de  49 (cuarenta y nueve) meses contados a partir de la fecha en que se lleve a cabo la Oferta Pública autorizada por escrito a LA BENEFICIARIA por la Bolsa de Valores de Toronto, Ontario, Canadá (“TSX Venture Exchange”),(en adelante denominado el “Lapso de Opción”). LA BENEFICIARIA acepta la promesa de venta realizada por EL PROMITENTE, así como la opción de proceder a la adquisición de las CONCESIONES, de LOS ACTIVOS y de LOS TERRENOS, dentro del lapso y en los términos y condiciones previstos en este Contrato.

En virtud de la naturaleza unilateral de la presente promesa, ésta será obligatoria para EL PROMITENTE y voluntaria u opcional para LA BENEFICIARIA, la que en consecuencia tendrá el derecho de decidir si compra o no los derechos sobre las concesiones mineras que amparan o en el futuro amparen a LAS CONCESIONES, LOS ACTIVOS y/o LOS TERRENOS, dentro del lapso de vigencia de este Contrato. Del precio aquí establecido se deducirán, al momento de la compra, las cantidades que hubieren sido pagadas hasta esa fecha por concepto de la presente promesa de venta y que se encuentran previstas en la Cláusula siguiente.

3.2 EL PROMITENTE asevera y garantiza a LA BENEFICIARIA que es titular de un porcentaje de los derechos sobre las tierras de uso común que se encuentran identificadas bajo la clave catastral F13A16S001A2M del ejido Platanar del Tesguino, Municipio de Concordia, Estado de Sinaloa (en adelante denominado el “Terreno”) y se compromete en la medida en que ello sea permitido por la ley aplicable, a: (i) permitir el uso y acceso gratuito a dicho Terreno por parte de LA BENEFICIARIA; y (ii) adquirir la propiedad privada, como único y exclusivo propietario, sobre dicho Terreno, con el fin de transmitir la propiedad, posesión y todos los derechos derivados del Terreno a LA BENEFICIARIA al momento en que ésta ejercite la opción, en el entendido de que el precio de compraventa de dicho Terreno está incluido dentro del precio alzado indicado en la Cláusula 3.1.

CUARTA. Contraprestación

4.1

Como contraprestación por el otorgamiento de la presente promesa unilateral de venta y, en su caso, como anticipo a cuenta del precio de compra, LA BENEFICIARIA pagará a EL PROMITENTE las siguientes cantidades.

a)

La suma de US$50,000.00 (CINCUENTA MIL DÓLARES E.U.A. CON 00/100) al momento en que este documento este debidamente inscrito en el Registro Público de Minería;

b)

La suma de US$200,000.00 (DOSCIENTOS MIL DÓLARES E.U.A. CON 00/100) a los 30 (treinta) días después de la fecha en que se lleva a cabo la Oferta Pública autorizada a LA BENEFICIARIA por escrito por la Bolsa de Valores de Toronto, Ontario, Canadá (“TSX Venture Exchange”).

c)

La suma de US$150,000.00 (CIENTO CINCUENTA MIL DÓLARES E.U.A. CON 00/100) a los 7 (siete) meses contados a partir de la fecha en que se lleve a cabo la Oferta Pública autorizada a LA BENEFICIARIA por escrito por la Bolsa de Valores de Toronto, Ontario, Canadá (“TSX Venture Exchange”).

d)

La suma de US$350,000.00 (TRESCIENTOS CINCUENTA MIL DÓLARES E.U.A. CON 00/100) a los 13 (trece) meses contados a partir de la fecha en que se lleve a cabo la Oferta Pública autorizada a LA BENEFICIARIA por escrito por la Bolsa de Valores de Toronto, Ontario, Canadá (“TSX Venture Exchange”).

e)

La suma de US$450,000.00 (CUATROCIENTOS CINUENTA MIL DÓLARES E.U.A. CON 00/100) a los 19 (diecinueve) meses contados a partir de la fecha en que se lleve a cabo la Oferta Pública autorizada a LA BENEFICIARIA por escrito por la Bolsa de Valores de Toronto, Ontario, Canadá (“TSX Venture Exchange”).

f)

La suma de US$600,000.00 (SEISCIENTOS MIL DÓLARES E.U.A. CON 00/100) a los 25 (veinticinco) meses contados a partir de la fecha en que se lleve a cabo la Oferta Pública autorizada a LA BENEFICIARIA por escrito por la Bolsa de Valores de Toronto, Ontario, Canadá (“TSX Venture Exchange”).

g)

La suma de US$650,000.00 (SEISCIENTOS CINCUENTA MIL DÓLARES E.U.A. CON 00/100) a los 31 (treinta y un) meses contados a partir de la fecha en que se lleve a cabo la Oferta Pública autorizada a LA BENEFICIARIA por escrito por la Bolsa de Valores de Toronto, Ontario, Canadá (“TSX Venture Exchange”).

h)

La suma de US$750,000.00 (SETECIENTOS CINCUENTA MIL DÓLARES E.U.A. CON 00/100) a los 37 (treinta y siete) meses contados a partir de la fecha en que se lleve a cabo la Oferta Pública autorizada a LA BENEFICIARIA por escrito por la Bolsa de Valores de Toronto, Ontario, Canadá (“TSX Venture Exchange”).

i)

La suma de US$900,000.00 (NOVECIENTOS MIL DÓLARES E.U.A. CON 00/100) a los 43 (cuarenta y tres) meses contados a partir de la fecha en que se lleve a cabo la Oferta Pública autorizada a LA BENEFICIARIA por escrito por la Bolsa de Valores de Toronto, Ontario, Canadá (“TSX Venture Exchange”).

j)

La suma de US$2,000,000.00 (DOS MILLONES DE  DÓLARES E.U.A. CON 00/100) a los 49 (cuarenta y nueve) meses contados a partir de la fecha en que se lleve a cabo la Oferta Pública autorizada a LA BENEFICIARIA por escrito por la Bolsa de Valores de Toronto, Ontario, Canadá (“TSX Venture Exchange”).

4.2

A todos los pagos a que se hace referencia en este Contrato se les adicionará el Impuesto al Valor Agregado (IVA) correspondiente, y serán pagados en pesos mexicanos realizando las conversiones de las cantidades arriba expresadas en dólares de los Estados Unidos de América a pesos mexicanos a la cotización de compra de dólares de los Estados Unidos de América en el mercado interbancario por parte de BANAMEX,S.A., correspondiente al cierre del día hábil bancario inmediato anterior a la fecha de pago respectiva.

4.3

Cualquier pago hecho a EL PROMITENTE conforme a la presente Cláusula, será considerado como anticipo a cuenta del precio de venta y, en caso de que LA BENEFICIARIA diere por terminado el presente Contrato sin ejercer su opción de compra, las cantidades pagadas hasta la fecha de esa terminación a EL PROMITENTE quedarán en beneficio de éste.

4.4

En virtud del régimen en el que EL PROMITENTE se encuentra dado de alta ante las autoridades fiscales, por los pagos que se realicen a EL PROMITENTE conforme a esta Cláusula no procederá efectuar retención alguna de impuesto sobre la renta (ISR) ni de IVA conforme a las regulaciones aplicables. Por cada pago que reciba EL PROMITENTE, éste deberá expedir una factura en la que se desglose expresamente el IVA y que cumpla con todos los requisitos fiscales aplicables. Será obligación de cada Parte dar cumplimiento a las obligaciones que les impongan las disposiciones legales aplicables en materia fiscal, incluyendo la de declarar y enterar los impuestos que les correspondan, según sea procedente.

4.5

Toda vez que LA BENEFICIARIA tiene el derecho de dar por terminado este Contrato en cualquier tiempo, a su sola discreción y sin responsabilidad alguna para sí, LA BENEFICIARIA no tendrá obligación de efectuar pago alguno a EL PROMITENTE a partir de la fecha en que surta efectos el aviso de terminación que entregue en el domicilio señalado por EL PROMITENTE y, en tal supuesto, LA BENEFICIARIA quedará completamente liberada de la obligación de pagar las cantidades a que se refieren los incisos a) al j) de esta Cláusula, respecto de las fechas ahí señaladas que no se hayan cumplido para la fecha en que se haga efectiva dicha terminación.

QUINTA. Ejercicio de la Opción

5.1

LA BENEFICIARIA tendrá derecho a ejercer su opción para la compra de las CONCESIONES, de LOS ACTIVOS, de LOS TERRENOS, o de algunas o algunos de ellos en cualquier momento durante el Lapso de Opción mediante la notificación a EL PROMITENTE comunicada a través de los procedimientos previstos en la cláusula Vigésima Primera de este Contrato.

5.2

EL PROMITENTE se obliga a celebrar y ratificar ante Notario Público el o los contratos de compra-venta o de cesión definitiva de los derechos derivados de LAS CONCESIONES y/o de LOS ACTIVOS y/o de LOS TERRENOS en la oportunidad que indique LA BENEFICIARIA, pero a más tardar dentro de un plazo de treinta (30) días contados a partir de la fecha de recepción de la notificación de LA BENEFICIARIA. Con anterioridad al momento del traspaso de la propiedad, posesión y todos los derechos derivados de LOS ACTIVOS, LA BENEFICIARIA podrá llevar cabo una revisión (due diligence) con el fin de verificar la situación jurídica de LOS ACTIVOS, y en particular la situación jurídica de aquéllos que sean de procedencia extranjera.

5.3

Al momento del traspaso de la titularidad y de todos los derechos derivados de las concesiones mineras que amparen a las CONCESIONES, de la transmisión de la propiedad, posesión y todos los derechos derivados de LOS ACTIVOS, y de la transmisión de la propiedad, posesión y todos los derechos derivados de LOS TERRENOS, a LA BENEFICIARIA, ésta deberá pagar el precio descrito en la Cláusula Tercera, deduciendo del mismo las cantidades hasta el momento pagadas a EL PROMITENTE bajo la cláusula Cuarta. El documento o documentos por medio del cual o de los cuales se transmita la propiedad y todos los derechos derivados de LOS ACTIVOS, LOS TERRENOS y/o las concesiones mineras que amparen a las CONCESIONES a LA BENEFICIARIA contendrá y ratificará, a la fecha de dicha cesión, las aseveraciones y garantías previstas en la cláusula Décima Cuarta de este Contrato. Igualmente, con dicha cesión EL PROMITENTE entregará a LA BENEFICIARIA toda la documentación que evidencie el cumplimiento de las obligaciones derivadas de LOS ACTIVOS, de LOS TERRENOS y de los títulos mineros a la fecha, así como cualesquiera mapas, data geológica, estudios de suelos y cualquier otra información, documentos o estudios realizados en relación a LAS CONCESIONES.

5.4

LA BENEFICIARIA podrá optar por comprar menos de todas las CONCESIONES de LOS ACTIVOS o de LOS TERRENOS, lo cual indicará en su notificación de ejercicio de la opción a EL PROMITENTE. Igualmente, en cualquier momento del Lapso de Opción, LA BENEFICIARIA podrá terminar unilateralmente su opción para la compra de cualquiera de las CONCESIONES, de LOS ACTIVOS o de LOS TERRENOS, mediante los procedimientos previstos en la cláusula Vigésima Primera de este Contrato. La renuncia por parte de LA BENEFICIARIA a su opción o a la compra de cualquiera de LAS CONCESIONES, de LOS ACTIVOS o de LOS TERRENOS, no implicará modificación alguna de los montos de los pagos por concepto de promesa de venta de las restantes CONCESIONES, ACTIVOS o TERRENOS, por parte de LA BENEFICIARIA.

5.5

En caso de que LA BENEFICIARIA no ejercite su derecho de opción de compra, todas las cantidades entregadas a EL PROMITENTE quedarán en beneficio de éste y LA BENEFICIARIA no tendrá ningún derecho a que las mismas se le reembolsen.

SEXTA. Regalía

En adición y de forma independiente a la contraprestación por concepto de promesa de venta y por concepto del precio de adquisición de LAS CONCESIONES, de LOS ACTIVOS y de LOS TERRENOS, que se establecen en las Cláusulas Tercera y Cuarta de este Contrato, LA BENEFICIARIA o cualquiera de sus sucesores o cesionarios pagará a EL PROMITENTE una regalía de cero coma treinta y tres por ciento (0,33%), calculada en base a los ingresos netos de fundición (net smelter returns o NSR), sobre los minerales extraídos y recuperados de cualquiera de LAS CONCESIONES, de conformidad con la fórmula y las regulaciones establecidas en el anexo “C” de este Contrato. EL PROMITENTE tendrá una opción de venta del NSR, por un precio a ser determinado en el momento que sea relevante de conformidad con una fórmula que será acordada por las Partes de mutuo acuerdo.

SÉPTIMA. Explotación durante el Lapso de Promesa y de la Opción

Durante el lapso previsto en la Cláusula Primera de este Contrato y aún sin haber ejercido la opción para la compra de LAS CONCESIONES, de LOS ACTIVOS y de LOS TERRENOS, LA BENEFICIARIA podrá proceder a la extracción de minerales de LAS CONCESIONES y hacer suyos los minerales extraídos, mediante simple notificación a EL PROMITENTE, siempre y cuando se encuentre en cumplimiento de sus obligaciones bajo este Contrato.

OCTAVA. Honorarios, Derechos, Impuestos y Gastos

Todos los honorarios notariales, gastos notariales y derechos de inscripción que se originen por el otorgamiento y celebración del presente Contrato y del o de los contratos de compra-venta respectivos, serán pagados por LA BENEFICIARIA, pero no así los honorarios legales y gastos en que incurra cada Parte por la celebración de este Contrato y de dicho o dichos contratos de compra-venta respectivos, los cuales serán pagados por la Parte que corresponda, ni los impuestos que se causen sobre los ingresos que obtenga EL PROMITENTE, los que serán pagados por éste.

Todas las cargas, impuestos, derechos, etc. que se causen sobre la titularidad de las concesiones mineras que amparan o amparen a LAS CONCESIONES o que se relacionen en cualquier otra forma con las mismas, y todas las cargas, impuestos, derechos, etc. que se causen sobre la propiedad de LOS ACTIVOS o de LOS TERRENOS, serán por cuenta de y pagados por EL PROMITENTE, salvo por  los derechos sobre minería relativos a las concesiones mineras que amparan o amparen a LAS CONCESIONES, los cuales serán pagados en la siguiente forma: (i) dichos derechos sobre minería hasta el segundo semestre del ejercicio fiscal 2007, inclusive, serán pagados por EL PROMITENTE, y (ii) dichos derechos sobre minería a partir del primer semestre del ejercicio fiscal 2008 y hasta la fecha en que este Contrato se encuentre vigente, ambos inclusive, serán pagados por LA BENEFICIARIA.

NOVENA. Garantía de Cumplimiento

Para garantizar a LA BENEFICIARIA el cumplimiento de esta promesa unilateral de venta:

9.1

EL PROMITENTE otorga en este acto un poder especial irrevocable a favor de los representantes de LA BENEFICIARIA, señores ROBERT CLARMAC GAETANO BELL y PHILIP DENIS DE SOUZA, para que cualquiera de ellos, ejercitándolo en representación de EL PROMITENTE, vendan, cedan y/o transmitan a LA BENEFICIARIA o a la persona física o moral que ésta designe: (A) la titularidad y todos los derechos derivados de las concesiones mineras que en ese momento amparen a LAS CONCESIONES, (B) la propiedad, posesión y todos los derechos que en ese momento deriven de LOS ACTIVOS, y (C) la propiedad, posesión y todos los derechos que en ese momento deriven de LOS TERRENOS; todo lo cual debe llevarse a cabo en los términos y condiciones establecidos en este Contrato, en la inteligencia de que, en todo caso, el apoderado que ejercite este poder deberá acreditar al Notario Público ante el cual se formalice la venta: (i) que la totalidad de los anticipos así como el saldo de precio de compra han sido entregados directamente a EL PROMITENTE en los términos de la Cláusula Cuarta de este Contrato; o bien, (ii) que la totalidad de los anticipos han sido entregados a EL PROMITENTE y el saldo del precio de compra ha sido consignado ante autoridad judicial competente a favor de EL PROMITENTE. Este poder especial sólo lo ejecutará cualquiera de los apoderados si EL PROMITENTE omite suscribir y ratificar ante Notario Público el o los contratos definitivo de compra-venta prometidos, dentro del lapso a que se refiere la Cláusula Quinta de este Contrato, una vez que LA BENEFICIARIA haya ejercido su opción de compra y se haya consignado en términos de la ley el saldo del precio de compra a favor de EL PROMITENTE.

Dentro de la especialidad del mandato, los apoderados tendrán todas las facultades a que se refieren los tres primeros párrafos del artículo 2554 del Código Civil Federal y de sus artículos correlativos de los Códigos Civiles de todos los Estados de los Estados Unidos Mexicanos.

Este poder especial quedará cancelado en caso de que LA BENEFICIARIA dé por terminado anticipadamente este Contrato o en caso de que al final del plazo convenido no ejercite su derecho a la opción de compra.

9.2

LA BENEFICIARIA procederá al registro del presente Contrato ante el Registro Público de Minería, así como a notificar a dicho Registro (mediante simple aviso y sin necesidad de que comparezca EL PROMITENTE) cualesquiera títulos de concesión minera que sustituyan o deriven de los títulos que amparan a LAS CONCESIONES y sobre cualesquiera concesiones mineras ubicadas dentro del Área de Interés respecto de las cuales EL PROMITENTE llegue a adquirir derechos, con el fin de que dichos títulos queden inmediatamente sujetos a las disposiciones de este Contrato, conforme lo han acordado las Partes en la Cláusula Segunda de este documento. EL PROMITENTE colaborará con LA BENEFICIARIA proporcionando toda la información y documentación requerida para estos registros, así como realizando cualquier diligencia que para ello se requiera.

9.3

EL PROMITENTE constituye y otorga en favor de LA BENEFICIARIA, sus causahabientes o cesionarios, una prenda sin transmisión de posesión en primer lugar y grado de prelación sobre todos LOS ACTIVOS (en adelante denominada la “Prenda”). La Prenda es otorgada conforme a la Sección Séptima, Capítulo IV, Título Segundo, de la Ley General de Títulos y Operaciones de Crédito (en adelante denominada la “LGTOC”). La Prenda se constituye a efectos de garantizar el cumplimiento de todas y cada una de las obligaciones que adquiere EL PROMITENTE conforme a este Contrato, especialmente la de traspasar a LA BENEFICIARIA la propiedad, posesión y todos los derechos que deriven de LOS ACTIVOS, conforme a la promesa unilateral de venta que otorga EL PROMITENTE. Por su parte, LA BENEFICIARIA acepta en este acto la Prenda creada conforme a esta Cláusula en su favor.

En virtud de lo antes señalado, EL PROMITENTE acepta y se obliga a entregar a LA BENEFICIARIA, cada seis (6) meses comenzando a partir de la fecha del presente Contrato, un reporte por escrito que contenga el listado de LOS ACTIVOS que en este acto quedan pignorados.

La Prenda se otorga como garantía y no deberá afectar ni modificar las obligaciones de EL PROMITENTE respecto de ninguno de LOS ACTIVOS, salvo que se prevea algo distinto en el presente Contrato.

DÉCIMA. Área de Interés

EL PROMITENTE se obliga a transmitir a LA BENEFICIARIA la totalidad de los derechos que tenga o llegue a adquirir respecto de cualquier concesión minera o solicitud de concesión minera distinta de LAS CONCESIONES  y que se ubique dentro de un área de cinco kilómetros (5 Km.) contados a partir del perímetro exterior de cada una de LAS CONCESIONES (en adelante denominada el “Área de Interés”), por un precio único y total de cien dólares de los Estados Unidos de América (US$100.00) por cada una, más la regalía prevista en la Cláusula Sexta de este Contrato. Para efectos de lo antes señalado, EL PROMITENTE se obliga a informar por escrito a LA BENEFICIARIA, dentro de los treinta (30) días siguientes, de cada adquisición que lleve a cabo dentro del Área de Interés y la transmisión o transmisiones de derechos correspondientes deberán efectuarse dentro del lapso de seis (6) meses contados desde la fecha de la carta de LA BENEFICIARIA requiriendo tal transmisión a EL PROMITENTE.

DÉCIMA PRIMERA. Responsabilidad Laboral

Las Partes reconocen que este Contrato no hace surgir relación laboral alguna entre los trabajadores y contratistas de cualquiera de las Partes y la otra Parte, por lo cual cada Parte expresamente conviene en que, con respecto a sus propios trabajadores y contratistas, ella (o sus contratistas, respecto de los trabajadores de éstos), asumirá de manera exclusiva toda la responsabilidad laboral, fiscal, de seguridad social y conexa. En tal sentido, cada Parte conviene en mantener a la otra parte libre y a salvo de cualquier reclamación, demanda, acusación o queja que pudiera presentarse en contra de esta última Parte por los trabajadores, empleados o contratistas de aquella Parte o por las autoridades laborales o administrativas, y se obliga a resarcir a la otra por cualesquiera daños y costos derivados de tales reclamaciones, demandas, acusaciones o quejas.

DÉCIMA SEGUNDA. Obligaciones Adicionales de EL PROMITENTE

Además de las obligaciones asumidas por EL PROMITENTE en las Cláusulas precedentes, EL PROMITENTE tendrá las siguientes obligaciones adicionales durante todo el término de vigencia de este Contrato:

12.1

Mantener vigentes y en su favor los derechos derivados de las concesiones mineras que amparan y en el futuro amparen a LAS CONCESIONES, y no solicitar reducción, división o unificación de la superficie que abarcan LAS CONCESIONES ni desistirse de los derechos que derivan de las mismas, a menos que para ello cuente con autorización previa y por escrito otorgada por LA BENEFICIARIA; y, además, mantener tales derechos libres de toda carga, gravamen, afectación o limitación de dominio.

12.2

Conservar la propiedad, posesión y todos los derechos derivados de LOS ACTIVOS y de LOS TERRENOS, manteniendo los mismos libres de toda carga, gravamen, afectación o limitación de dominio de cualquier naturaleza y, además, en buen estado de conservación y mantenimiento, a fin de transmitir los mismos a LA BENEFICIARIA o a quien ésta designe, de ejercitarse la opción contenida en este documento, sin mayor deterioro o desgaste que el causado por su uso normal y por el paso del tiempo.

12.3

No celebrar contrato alguno respecto de LOS ACTIVOS (salvo por el contrato de operación de activos a que se refiere la Cláusula Décima Quinta de este Contrato), LOS TERRENOS y/o LAS CONCESIONES, ni transmitir los derechos derivados de LOS ACTIVOS, de LOS TERRENOS, ni de las concesiones mineras que amparan o en el futuro amparen a LAS CONCESIONES a un tercero distinto de LA BENEFICIARIA o de quien ésta designe.

12.4

Llevar a cabo todos los actos y firmar todos los documentos que resulten necesarios para conservar los derechos de LA BENEFICIARIA como acreedora prendaria de LOS ACTIVOS, relacionados con la eventual ejecución de la Prenda.  Asimismo, EL PROMITENTE, como deudor prendario, deberá abstenerse de realizar cualesquiera actos inconsistentes con los derechos de LA BENEFICIARIA, en su calidad de acreedora prendaria conforme a este Contrato, o que pudieran afectar la exigibilidad o validez de la Prenda o dificultar o imposibilitar la ejecución de LOS ACTIVOS pignorados.

12.5

Mantener a LA BENEFICIARIA libre y a salvo de cualquier reclamación y responsabilidad que pudiera tratar de imputársele por actos u omisiones que sean directamente imputables a EL PROMITENTE y que sean de su exclusiva responsabilidad.

12.6

Colaborar con LA BENEFICIARIA en cualquier trámite que ésta requiera para asegurarse el acceso a los terrenos superficiales que abarcan LAS CONCESIONES.

12.7

Mantener en secreto durante la vigencia de este Contrato y con posterioridad -en caso de ejercitarse el derecho a comprar por parte de LA BENEFICIARIA- cualquier y toda la información que EL PROMITENTE reciba de LA BENEFICIARIA y/o de contratistas de ésta, que no haya sido públicamente conocida con anterioridad en cualquier forma, misma que será de naturaleza industrial y se considerará y tratará como información privilegiada y como secreto industrial; misma información y documentación que EL PROMITENTE se compromete a devolver a LA BENEFICIARIA o a quien ésta hubiese designado para comprar LAS CONCESIONES, en caso de que se ejercite tal derecho.

12.8

Asumir toda la responsabilidad derivada de sus propios actos u omisiones en relación con: (i) las actividades que se hubieren llevado a cabo en LAS CONCESIONES con anterioridad a la fecha de firma y ratificación ante Notario Público de este Contrato; y (ii) las actividades que se hubieren llevado a cabo o se lleven a cabo durante la vigencia de este Contrato al utilizar LOS ACTIVOS o que de cualquier otra manera se relacionen con los mismos.

12.9

Con la firma del presente Contrato, EL PROMITENTE autoriza a LA BENEFICIARIA para ejercer todos los derechos y actividades de operación, así como a dar cumplimiento a las obligaciones derivadas de los títulos de concesión de LAS CONCESIONES.

12.10

En caso de que el presente Contrato se dé por terminado, otorgar a LA BENEFICIARIA un plazo de noventa (90) días para poder retirar todo su equipo y maquinaria de LAS CONCESIONES.

DÉCIMA TERCERA. Obligaciones Adicionales de LA BENEFICIARIA

Además de las obligaciones asumidas por LA BENEFICIARIA en las Cláusulas precedentes, LA BENEFICIARIA tendrá las siguientes obligaciones adicionales durante todo el término de vigencia de este Contrato:

13.1

Llevar a cabo la exploración y, en su caso, explotación de LAS CONCESIONES como buen minero y de acuerdo con las prácticas mineras más apropiadas y racionales y de conformidad con todas las disposiciones legales, realizando suficiente inversión y/o trabajo para cumplir con lo previsto en la Ley Minera y su Reglamento;

13.2

Hacerse cargo y cumplir en su oportunidad con las obligaciones de preparar y presentar los informes de comprobación de trabajos regulares de exploración y, en su caso, explotación, pagar los derechos sobre minería conforme a lo previsto en la Cláusula Octava, y cumplir con las obligaciones de seguridad e higiene en las minas y las de control de la contaminación ambiental;

13.3

Dar oportuno y cabal cumplimiento a las obligaciones de actividades, reportes, seguridad, etc. derivadas de los títulos de concesión relacionados con las CONCESIONES y de las leyes aplicables a las CONCESIONES;

13.4

Mantener LAS CONCESIONES en buenas condiciones de conservación y exploración;

13.5

Hacer sus mejores esfuerzos para: (i) no permitir en ningún momento el acceso a LAS CONCESIONES a terceros distintos de sus trabajadores o contratistas; y, (ii) no consentir invasiones de terceros, ni que éstos realicen trabajos de exploración, acarreo o pepene de mineral en LAS CONCESIONES;

13.6

Asumir toda la responsabilidad derivada de sus propios actos u omisiones, con motivo de las actividades que a partir de la fecha de firma y ratificación ante Notario Público de este Contrato desarrolle en LAS CONCESIONES, ya sea directamente o por conducto de sus contratistas.

Si en cualquier momento durante la vigencia del presente Contrato, LA BENEFICIARIA no cumpliere con las obligaciones asumidas por ella en el mismo y especialmente con las mencionadas en esta Cláusula, EL PROMITENTE tendrá derecho de dar por terminado este Contrato en los términos de la Cláusula Décima Sexta de este Contrato.

DÉCIMA CUARTA. Aseveraciones y Garantías

14.1

Aseveraciones y garantías de LA BENEFICIARIA: LA BENEFICIARIA asevera y garantiza a EL PROMITENTE, y entiende que éste suscribe este Contrato asumiendo la veracidad y exactitud de dichas aseveraciones y garantías, que:

a)

LA BENEFICIARIA es una persona moral válidamente constituida y existente conforme a las leyes mexicanas, es de objeto lícito y se encuentra en plena validez y vigencia de acuerdo a las leyes y regulaciones que le son aplicables;

b)

LA BENEFICIARIA tiene la capacidad legal para obligarse bajo este Contrato, y la suscripción del mismo ha sido autorizada suficientemente por sus respectivas autoridades corporativas internas de acuerdo a sus estatutos y a la ley aplicable; la suscripción de este Contrato no constituye violación alguna de sus estatutos, de contratos previos vigentes, ni de la legislación que le es aplicable; la persona que suscribe este Contrato en su representación ha sido investida debida y suficientemente para ejercer los derechos y cumplir con las obligaciones derivadas de la suscripción de este Contrato y sus documentos conexos y de ejecución; y

c)

No existe ningún Contrato vigente, ni alguna reclamación o derechos de terceros, ni acciones o investigaciones legales, judiciales o administrativas, actuales o previsibles, de las cuales puedan derivarse la invalidez o ineficacia de este Contrato, que pudiera impedir o restringir su capacidad  para suscribir el mismo o para llevar a cabo las actividades de ejecución del mismo.

14.2

Aseveraciones y garantías de EL PROMITENTE: EL PROMITENTE asevera y garantiza a LA BENEFICIARIA, y entiende que ésta suscribe este Contrato asumiendo la veracidad y exactitud de dichas aseveraciones y garantías, que:

a)

EL PROMITENTE es un ciudadano mexicano, hábil para solicitar, adquirir y ser titular de derechos mineros, no se encuentra inhabilitado de ninguna manera y es legalmente capaz para obligarse de conformidad con este Contrato;

b)

EL PROMITENTE no requiere de autorización alguna de terceros para ejercer los derechos y cumplir con las obligaciones derivadas de la suscripción de este Contrato y sus documentos conexos y de ejecución, y los derechos de los que dispone no están sujetos a comunidad o copropiedad alguna, legal o convencional;

c)

EL PROMITENTE no se encuentra sujeto a quiebra, atraso o a algún régimen que implique alguna restricción en el ejercicio de sus derechos o a la disposición de sus bienes, incluyendo las CONCESIONES, LOS ACTIVOS y LOS TERRENOS;

d)

Este Contrato será obligatorio y vinculante para cada uno de sus sucesores o herederos;

e)

No existen derechos de preferencia, contratos vigentes, acuerdos o cualesquiera derechos de terceros que impidan o condicionen su capacidad para prometer vender y más adelante vender LAS CONCESIONES, LOS ACTIVOS y LOS TERRENOS en los términos descritos en este Contrato;

f)

Las CONCESIONES, LOS ACTIVOS y LOS TERRENOS son de la exclusiva propiedad de EL PROMITENTE y se encuentran totalmente pagados, libres de cargas, gravámenes, afectaciones, limitaciones de dominio de cualquier naturaleza, derechos de preferencia y de derechos de terceros, y EL PROMITENTE no ha ejecutado acto alguno, que grave, afecte o limite, en cualquier forma, los derechos que tiene sobre LAS CONCESIONES, LOS ACTIVOS y LOS TERRENOS, por lo que EL PROMITENTE garantiza la existencia, legitimidad y disponibilidad de los derechos referidos y garantiza que LAS CONCESIONES, LOS ACTIVOS y LOS TERRENOS pueden ser prometidos y cedidos libremente por EL PROMITENTE sin que requiera autorización de, o notificación previa alguna a, terceros, incluidas autoridades gubernamentales;

g)

LOS ACTIVOS que se encuentran en LAS CONCESIONES, y LOS TERRENOS, se encuentran libres de gravámenes y derechos de terceros. LOS ACTIVOS cuentan con todas las autorizaciones regulatorias requeridas para su operación en términos comercialmente razonables. No existen contingencias fiscales, regulatorias, ambientales o de otra naturaleza que afecte a LOS ACTIVOS, a LOS TERRENOS, a su titular o al titular de LAS CONCESIONES;

h)

Cada uno de los títulos de concesión minera que amparan a LAS CONCESIONES tiene las características y al menos la vigencia descrita en el anexo “A-1” de este Contrato.

i)

Cada uno de los títulos de concesión que amparan a LAS CONCESIONES fue válida y legalmente otorgado a EL PROMITENTE, en razón de lo cual tales títulos de concesión se encuentran en absoluto estado de cumplimiento con sus términos y obligaciones, así como con las obligaciones derivadas de la ley. No existe procedimiento alguno, administrativo o judicial, por parte de autoridad alguna o terceros, en curso, por ejecutarse, por iniciarse o previsible, que pueda afectar la titularidad de EL PROMITENTE o la validez o vigencia de los referidos títulos de concesión y solicitudes o sus términos.

j)

Cada uno de los títulos de concesión otorgados respecto de LAS CONCESIONES autorizan y autorizarán a su titular a llevar a cabo la exploración y extracción de todos los minerales concesibles que se encuentren en los mismos, sin más limitaciones que las derivadas de sus propios términos y condiciones y de la ley;

k)

Los títulos de concesión que constituyan en su conjunto LAS CONCESIONES, y las actividades llevadas a cabo en las áreas de los mismos y a través de LOS ACTIVOS, por parte de EL PROMITENTE o por las personas autorizadas por éste, se encuentran en completo y estricto cumplimiento de las regulaciones y obligaciones ambientales y de ordenación territorial a que se encuentran sujetas. Cuentan con todas las autorizaciones ambientales y de ordenación territorial requeridas para llevar a cabo las operaciones que realizan; y no existe procedimiento, sanción o investigación alguna en curso, por ejecutar o previsible, que pueda derivar en alguna sanción ambiental. No existe pasivo ambiental actual o previsible en la operación de ninguna de las CONCESIONES ni de LOS ACTIVOS. LA BENEFICIARIA, en la medida en que ello sea permitido bajo la ley aplicable, tiene derecho a ejercitar sus derechos y a realizar las actividades de exploración y de explotación bajo este Contrato, sobre la base de tales autorizaciones ambientales y de ordenación territorial otorgadas a nombre de EL PROMITENTE. Adicionalmente, LA BENEFICIARIA, en la medida en que ese basamento no sea permitido bajo la ley aplicable, está autorizada por EL PROMITENTE para solicitar, tramitar y obtener todas las autorizaciones ambientales y de ordenación territorial, que puedan ser necesarias o convenientes para tales fines, y que deban ser otorgadas a nombre de EL PROMITENTE y/o de LA BENEFICIARIA.

l)

Las actividades que se llevan a cabo en virtud de los títulos de concesión que en su conjunto amparan a LAS CONCESIONES, o relacionados con la propiedad y operación de LOS ACTIVOS se encuentran en completo y estricto cumplimiento de las regulaciones de cualquier índole que les son aplicables y no existe procedimiento, sanción o investigación alguna en curso, por ejecutar o previsible, que pueda derivar en alguna sanción derivada del incumplimiento de tal normativa.

m)

EL PROMITENTE cuenta con las autorizaciones, arrendamientos, propiedad, servidumbres u algún otro título válido y vigente, para ocupar y desarrollar las actividades de exploración y explotación minera en las áreas de LAS CONCESIONES. No existe conflicto o disputa alguna con los titulares de las tierras sobre las que se encuentran LAS CONCESIONES o LOS ACTIVOS, ni con ocupantes o poseedores de las mismas, ni es inminente o previsible que algún conflicto o disputa surja;

n)

No se requiere autorización alguna, ni permisos, licencias, certificados, notificaciones u otro requisito, ni de terceros ni de autoridad gubernamental alguna, distintos de los ya obtenidos por EL PROMITENTE, para la realización de las operaciones y la ejecución por las Partes de sus obligaciones descritas en este Contrato, incluyendo la cesión en su momento de LAS CONCESIONES, de LOS ACTIVOS y de LOS TERRENOS por parte de EL PROMITENTE a LA BENEFICIARIA;

o)

La suscripción y ejecución de este Contrato por parte de EL PROMITENTE no implicará o causará:

i.

Algún conflicto con, o la violación o infracción de, algún contrato del que EL PROMITENTE sean parte o de alguna regulación a la que se encuentren sujetos;

ii.

Algún conflicto con, o una violación de, cualquier normativa aplicable a EL PROMITENTE;

iii.

Alguna violación de cualquier regulación, orden judicial o administrativa a que estuviere sujeto EL PROMITENTE; o

iv.

La activación a favor de algún tercero de un derecho de considerar un plazo como vencido  o de aceleración, de terminación o de indemnización bajo cualquier contrato del que EL PROMITENTE sea parte, o una violación  de los títulos de concesión de LAS CONCESIONES, o alguna circunstancia que afecte LOS ACTIVOS u operaciones de EL PROMITENTE en las mismas.

p)

EL PROMITENTE se encuentra en absoluto y estricto cumplimiento de todas las obligaciones y normativas tributarias, cambiarias, laborales y de otra índole que le son aplicables y cuyo incumplimiento pudiese dar lugar a embargos o despojo de alguno de sus derechos relativos a LAS CONCESIONES, a LOS ACTIVOS o a LOS TERRENOS, y no existe procedimiento, sanción o investigación alguna en curso, por ejecutar o previsible, que pueda derivar en alguna sanción derivada del incumplimiento de tales obligaciones y normativas.

q)

La situación financiera de EL PROMITENTE es de adecuada solvencia, y no existe riesgo alguno de embargos o ejecuciones judiciales o administrativas contra su patrimonio derivados de deudas o disputas con terceros.

r)

No existen litigios, acciones o procedimientos administrativos o judiciales en los que EL PROMITENTE sea parte y cuyo resultado afecte o pueda afectar materialmente su situación financiera o su titularidad o capacidad de disposición de LAS CONCESIONES, de LOS ACTIVOS  o de LOS TERRENOS.

s)

En caso de que lo mencionado por el PROMITENTE en este contrato en relación a las CONCESIONES, ACTIVOS y LOS TERRENOS sea falso o no sea válido, se obliga a pagar los daños y perjuicios que se ocasionen a la BENEFICIARIA.

DÉCIMA QUINTA.

Utilización, Operación y Mantenimiento de LOS ACTIVOS

EL PROMITENTE, dentro de las limitaciones en el tiempo indicadas más adelante en esta Cláusula, utilizará y operará directamente LOS ACTIVOS, bajo los términos y condiciones acordados en este Contrato y en el contrato de operación de activos a ser suscrito en o posteriormente a la fecha de este Contrato, con el objeto de procesar y beneficiar a través de LOS ACTIVOS únicamente los siguientes minerales: (i) minerales extraídos antes de la entrada en vigencia de este Contrato por EL PROMITENTE de LAS CONCESIONES; (ii) minerales extraídos por LA BENEFICIARIA de LAS CONCESIONES y/o, de las concesiones mineras cedidas en el Contrato de Cesión de Derechos Mineros suscrito entre las Partes en esta misma fecha; y (iii) cualquier mineral que le sea suministrado por LA BENEFICIARIA y que haya sido extraído por ella de LAS CONCESIONES y/o, de las concesiones mineras cedidas en el Contrato de Cesión de Derechos Mineros suscrito entre las Partes en esta misma fecha, independientemente del tipo de mineral y de sus características y especificaciones técnicas, con el fin de hacer ensayos y pruebas a dicho mineral (bulk testing) para determinar la calidad, tenor (ley del mineral), metalurgia, recuperación y otras características de la mineralización de alguna zona de exploración.

A los fines de procesar y beneficiar los minerales que califiquen bajo el punto (iii) del párrafo anterior, LA BENEFICIARIA deberá suministrar a EL PROMITENTE una notificación previa con al menos siete (7) días naturales de anticipación a la fecha de procesamiento y beneficio. Una vez recibida dicha notificación, EL PROMITENTE realizará todos los actos, incluyendo sin limitación la limpieza total y cualesquiera otros actos preliminares, para asegurar que LOS ACTIVOS están listos para recibir y para procesar y beneficiar tales minerales bajo condiciones apropiadas.

EL PROMITENTE sólo podrá procesar y beneficiar a través de LOS ACTIVOS, durante el período de tiempo de su uso y operación directa de los mismos, minerales distintos de los descritos en los puntos (i), (ii) y (iii) del primer párrafo de esta Cláusula, mediante el consentimiento mutuo, previo y por escrito de ambas Partes.

El uso y operación directa de LOS ACTIVOS por parte de EL PROMITENTE sólo aplicará: (a) por el tiempo que EL PROMITENTE tenga disponible de forma inmediata, para su procesamiento y beneficio a través de LOS ACTIVOS, minerales que califiquen bajo el punto (i) del primer párrafo de esta Cláusula; o (b) durante la vigencia de este Contrato; lo que ocurra primero en el tiempo, salvo que las Partes acuerden algo distinto de mutuo acuerdo. Al momento que ocurra el primero en el tiempo de estos acontecimientos: (1) EL PROMITENTE no tendrá derecho para usar u operar directamente LOS ACTIVOS; (2) el contrato de operación de activos indicado en esta Cláusula se terminará automáticamente; y (3) en el caso de que ocurra el acontecimiento (a) de este párrafo, LA BENEFICIARIA usará y operará LOS ACTIVOS libremente para cualquier y para todos los fines de este Contrato.

En todo caso, EL PROMITENTE o LA BENEFICIARIA, según sea aplicable, usará y operará LOS ACTIVOS de manera eficiente, de acuerdo con sus manuales y normas de operación y de acuerdo a sus capacidades instaladas. Igualmente, EL PROMITENTE o LA BENEFICIARIA, según sea aplicable, dará mantenimiento constante a LOS ACTIVOS de forma que mantengan su nivel actual de operatividad y utilización. Todos los costos de operación y de mantenimiento de LOS ACTIVOS, así como las cargas, impuestos, etc. derivados de LOS ACTIVOS y de las actividades que se lleven a cabo utilizando los mismos, serán por cuenta de la Parte que tenga derecho a usar y operar los mismos al momento en que se haya originado o incurrido en esos costos. La Parte que tenga derecho a usar y operar LOS ACTIVOS en el momento que sea relevante será el único responsable por los costos y consecuencias derivados de la operación de LOS ACTIVOS, incluyendo responsabilidades laborales, de proveedores de bienes y/o servicios, fiscales, regulatorias, así como responsabilidad frente a terceros. La Parte que tenga derecho a usar y operar LOS ACTIVOS en el momento que sea relevante mantendrá a la otra Parte libre, a salvo y en paz de cualesquiera reclamos de terceros, incluyendo gastos de defensa, derivados de la utilización y operación de LOS ACTIVOS; todo ello en los términos de este Contrato y, en el caso de EL PROMITENTE, del contrato de operación de activos a ser suscrito entre las Partes.

DÉCIMA SEXTA. Incumplimiento

El incumplimiento de una Parte con las obligaciones contraídas en este Contrato dará derecho a la otra Parte a solicitar el inmediato cumplimiento de las obligaciones incumplidas, para tal objeto, deberá pedir por escrito a la Parte incumplida dar cumplimiento a dichas obligaciones y, si después de treinta (30) días de la fecha en que se hubiera entregado su solicitud, el incumplimiento subsiste y no se han realizado esfuerzos razonables para remediar dicho incumplimiento, entonces la Parte afectada tendrá derecho, a su elección, de demandar judicialmente el cumplimiento forzoso de las obligaciones incumplidas o de dar por terminado este Contrato, teniendo además derecho a solicitar el pago de daños y perjuicios.

DECIMA SÉPTIMA. Información en Caso de Terminación

17.1

En caso de que LA BENEFICIARIA decida dar por terminado este Contrato, LA BENEFICIARIA estará obligada, dentro de los cuarenta y cinco (45) días naturales siguientes a la fecha efectiva de la terminación, a entregar lo siguiente:

a)

Una copia del informe final sobre los resultados obtenidos con motivo de la exploración de LAS CONCESIONES, incluyendo ensayos, mapas geológicos, todo tipo de información y datos técnicos, así como los resultados de muestras de mineral y datos técnicos sobre las perforaciones subterráneas que se hayan efectuado; y

b)

La documentación en que se acredite el cumplimiento de las obligaciones correspondientes a las concesiones mineras sobre LAS CONCESIONES, por lo que se refiere a la presentación de informes de comprobación de obras o trabajos de exploración y/o explotación y pagos de los derechos pagaderos por ella durante la vigencia del presente Contrato.

17.2

Las Partes convienen en que, en el caso de terminación de este Contrato por LA BENEFICIARIA, a partir de la fecha efectiva de terminación, cualesquiera de los informes de comprobación de obras o trabajos que sea necesario presentar respecto a LAS CONCESIONES conforme a la legislación minera, será bajo la exclusiva responsabilidad y por cuenta de EL PROMITENTE quedando LA BENEFICIARIA liberada de cualquier posterior obligación que conforme a la legislación minera se requiera cumplir para mantener la vigencia de las concesiones mineras sobre LAS CONCESIONES.

DÉCIMA OCTAVA. Caso Fortuito y Fuerza Mayor

No se considerará que las Partes han incurrido en incumplimiento cuando dejen de cumplir con las obligaciones contraídas por ellas en este Contrato por caso fortuito o fuerza mayor.

Se considerarán como caso fortuito o fuerza mayor, de una manera enunciativa pero no limitativa, los siguientes acontecimientos: terremotos, incendios, inundaciones, derrumbes, explosiones, epidemias, disturbios civiles, disturbios laborales, huelgas, motines, rebeliones, guerras, revoluciones, oposiciones o disturbios ocasionados por comunidades sean rurales, ejidales o de otra naturaleza, que impidan o no autoricen o permitan a LA BENEFICIARIA el libre acceso a LAS CONCESIONES o impidan la realización de los trabajos mineros contemplados en este Contrato, así como actos u omisiones de cualquier autoridad y, en general, cualquier otro hecho o acto totalmente ajeno a la voluntad de las Partes y fuera de su control, que les impida cumplir con sus obligaciones.

Los acontecimientos citados serán considerados como caso fortuito o fuerza mayor, según sea el caso, si por el hecho de presentarse se impide o retrasa, total o parcialmente, el cumplimiento de las obligaciones de una Parte, siempre que dicho acontecimiento no se hubiera provocado por acción u omisión imputable a esa misma Parte.

Si el caso fortuito o la fuerza mayor se mantienen por más de treinta (30) días naturales, la vigencia de este Contrato y el plazo para realizar los trabajos de exploración y para efectuar cualesquiera inversiones, gastos o pagos conforme a este Contrato se extenderán por un plazo igual al de la duración del caso fortuito o la fuerza mayor, en forma consistente.

La otra Parte tendrá derecho de dar por terminado este Contrato, si después de transcurridos seis (6) meses de la fecha en que se hubiera ocurrido dicho caso fortuito o fuerza mayor, ésta subsistiere y no se hubieren realizado esfuerzos razonables para remediarla en caso de ser ello posible.

DÉCIMA NOVENA. Contrato Total

El presente Contrato refleja el acuerdo total de las Partes respecto de su objeto, por lo que (salvo por el contrato de operación de activos a que se refiere la Cláusula Décima Quinta de este Contrato), el mismo cancela y deja sin efecto cualquier contrato, convenio o carta de intención que hubieren celebrado con anterioridad al mismo respecto del mismo objeto.

Este Contrato obligará en todos sus términos y condiciones a los herederos, legatarios, causahabientes y cesionarios de las Partes.

Las Partes convienen en ratificar el presente Contrato ante Notario Público, y LA BENEFICIARIA se obliga a inscribir en el Registro Público de Minería este Contrato y el o los contratos definitivos de compraventa o de cesión de derechos que en su caso se celebren; para efectos de lo cual, EL PROMITENTE se obliga a proporcionar y/o firmar cualquier documento adicional que pueda ser necesario, así como a colaborar ampliamente y de buena fe, para que se obtenga dicha inscripción y para dar plenos efectos a este Contrato y al contrato o contratos que de éste deriven, de conformidad con lo dispuesto en la Ley Minera y su Reglamento.

VIGÉSIMA.

Leyes Aplicables y Jurisdicción

Este Contrato, que se celebra en términos del artículo 78 del Código de Comercio, es de naturaleza mercantil, por lo que, para todo lo no expresamente estipulado en el presente Contrato y para la interpretación y cumplimiento del mismo, las Partes se someten a las disposiciones legales aplicables en la República Mexicana, especialmente a las de la Ley Minera, su Reglamento, la Ley Federal de Derechos, el Código de Comercio y el Código Civil Federal.

Todas las desavenencias que deriven, resulten, o se relacionen con este Contrato serán resueltas definitivamente en arbitraje, de acuerdo con el Reglamento de Arbitraje de la Cámara Internacional de Comercio (International Chamber of Commerce), por uno o tres árbitros que sean nombrados conforme a dicho Reglamento.

Las leyes aplicables al fondo del asunto serán las mencionadas en el primer párrafo de esta Cláusula y cualesquiera otras disposiciones legales que resulten aplicables en los Estados Unidos Mexicanos. La sede del arbitraje será la Ciudad de México, Distrito Federal, y el idioma en que se llevará el arbitraje será el español. El laudo que emita el Tribunal Arbitral será final y definitivo, por lo que las Partes renuncian expresamente a promover ulterior recurso en contra del mismo.

VIGÉSIMA PRIMERA. Avisos y Notificaciones

A todos los efectos de este Contrato, las Partes se comunicarán por escrito. Dichas comunicaciones podrán se realizadas mediante su entrega, con acuse de recibo, a la dirección física de cualquiera de ellas; o mediante telefax con confirmación de recibo por esa misma vía; o mediante correo electrónico con confirmación de recibo por esa misma vía. A tales efectos, las Partes establecen sus datos de contacto para sus notificaciones como sigue:

EL PROMITENTE

MANUEL DE JESUS HERNÁNDEZ TOVAR

Calle Teodoro Mariscal No. 914,

Fraccionamiento Estadio,

C.P. 82140, Mazatlán, Sinaloa

Correo electrónico:

manuelhernandeztovar@hotmail.com

Tel/Fax: 669 983 34 34

LA BENEFICIARIA

REAL DE PLATA RESOURCES, S.A. DE C.V.

Av. Vallarta No. 71

Col. Villa Fontana

Hermosillo, Sonora

C.P. 83125

Tel/Fax:  604 713 8010

Atención: Representante Legal

Cualquier cambio en los domicilios arriba mencionados deberá ser notificado por una Parte a la otra y sólo tendrá validez luego de realizada y recibida dicha notificación. Si una Parte omite informar por escrito a la otra de su cambio de domicilio, todas las notificaciones que se hagan en el último domicilio que dicha Parte hubiese designado por escrito, se considerarán plenamente válidas y surtirán todos sus efectos.

VIGÉSIMA SEGUNDA. Cesión

EL PROMITENTE autoriza desde ahora y expresamente a LA BENEFICIARIA a ceder a cualquier tercero, sin necesidad del consentimiento de EL PROMITENTE, los derechos y las obligaciones que de este Contrato derivan a favor y a cargo de LA BENEFICIARIA; lo anterior siempre que: (i) en el documento en que conste dicha cesión de derechos y obligaciones, conste la aceptación expresa del cesionario de subrogarse en el goce de todos los derechos y en el cumplimiento de todas las obligaciones que por virtud de este Contrato adquiere LA BENEFICIARIA; y, (ii) con posterioridad a la celebración de dicho contrato, se dé aviso por escrito a EL PROMITENTE, informando los datos del tercero que adquirió la totalidad de los derechos y las obligaciones derivados del Contrato contenido en este documento.

VIGÉSIMA TERCERA. Idiomas

Las Partes reconocen que este Contrato ha sido suscrito tanto en el idioma castellano como en el idioma inglés, y acuerdan para todos los fines legales a que haya lugar, que la versión suscrita en idioma castellano será la versión prevaleciente y que la versión en idioma inglés será considerada únicamente como una traducción de la versión en idioma castellano.

El presente Contrato se firma por cuadruplicado, uno para cada una de las Partes, uno para fines notariales y el restante para el Registro Público de Minería, y una vez leído lo ratifican en todos sus términos y firman para debida constancia, EL PROMITENTE y por LA BENEFICIARIA en la ciudad de Mazatlán, Sinaloa, México, el día 26 de Agosto de 2010.

EL PROMITENTE

/s/ Manuel De Jesus Hernandez Tovar

MANUEL DE JESUS HERNANDEZ TOVAR

LA BENEFICIARIA

/s/ Mr. Philip Denis De Souza

REAL DE PLATA RESOURCES, S.A. DE C.V.

Representada por el

PHILIP DENIS DE SOUZA

EXPLORATION CONTRACT AND UNILATERAL PROMISE OF SALE

1.

MANUEL DE JESUS HERNANDEZ TOVAR (hereinafter called “THE OPTIONOR”) acting on his own right, Mexican, of legal age, domiciled in Calle Teodoro Mariscal No. 914, Fraccionamiento Estadio, Zip Code 82140, Mazatlan, Sinaloa, single, and legally able to contract and hold mining concessions, and registered with the Federal Taxpayer Registry (FTR) under the code HETM531219N15.

as one party, and as for the other party,

2.

REAL DE PLATA RESOURCES, S.A. DE C.V. (hereinafter called “THE OPTIONEE”), a mining company incorporated pursuant to the laws of the United States of Mexico, incorporated through public writ number 4,078 passed under the certification of the Notary Public number 4 of the City of Guadalajara, Jalisco, on November 8, 2007, legally able to hold mining concessions and to celebrate  all types of contracts related to such mining concessions, represented herein by its attorney-in-fact, PHILIP DENIS DE SOUZA, whose representation arises from the power-of-attorney granted through public writ number 4,190 passed under the certification of the Notary Public number 4 of the City of Guadalajara, Jalisco, on January 14, 2008.

Each of THE OPTIONOR and THE OPTIONEE are hereinafter individually referred to as a “Party” and jointly referred to as the “Parties”,

WHEREAS

A)

THE OPTIONOR is the only holder of the mining concessions covering the land lots described in Annex “A-1” to this Contract (hereinafter identified as “THE CONCESSIONS”).

B)

In the areas of THE CONCESSIONS are located the mineral processing and benefiting assets described in Annex “B-1” to this Contract (hereinafter identified as “THE ASSETS”), which are of the exclusive property and are under the exclusive possession of THE OPTIONOR, who currently operates them for his processing and benefiting operations on the minerals extracted from THE CONCESSIONS;

C)

THE OPTIONOR is the only owner of the pieces of land on which a portion of the areas of THE CONCESSIONS are located, described in Annex “B-2” to this Contract (hereinafter identified as “THE LAND”), which are of the exclusive property and are under the exclusive possession of THE OPTIONOR;

D)

Regarding: (i) the mining concession titles covering THE CONCESSIONS; (ii) the goods that make up THE ASSETS; and (iii) THE LAND, THE OPTIONOR makes in Clause Fourteenth of this Contract various statements, representations and warranties, based on which he can validly enter into this Contract and dispose of all those rights and goods;

E)

THE OPTIONOR and THE OPTIONEE have agreed on the granting by THE OPTIONOR to THE OPTIONEE of: (i) the right to explore and exploit THE CONCESSIONS; (ii) the option to purchase all or some of the mining concessions that cover or may cover in the future the CONCESSIONS, as well as any other mining concessions located inside the Area of Interest, on which THE OPTIONOR may acquire rights; (iii) the option to purchase all or some of THE ASSETS; and (iv) the option to purchase all or some of THE LAND; all of the foregoing under the terms and conditions set forth in this Contract.

Based on the statements of the Parties in the preceding whereas, the Parties hereby grant the exploration contract and the unilateral promise of sale (hereinafter called the “Contract”), which is comprised of the following clauses:

C L A U S E S

FIRST. Right to explore and exploit THE CONCESSIONS

As from the date of this signature and ratification of this Contract from both parties, THE OPTIONOR irrevocably grants THE OPTIONEE the exclusive right to explore and exploit THE CONCESSIONS, therefore, the term of this document will begin as from the indicated date and will conclude 49 (forty-nine) after the date that the Public Offer is authorized in written to THE OPTIONEE by the Toronto, Ontario, Canada’s stock Market (“TSX Venture Exchange”).

During that period THE OPTIONEE will be entitled, o carry out in THE CONCESSIONS all kinds of exploration and exploitation works that the Mining Law, its Regulations and the titles of the mining concessions allow to be carried out by mining concessionaires, to carry out, at its own cost and risk, by itself or through third parties, all works and build all structures, buildings, improvements, access ways and other items, to install and use all machinery and equipment required for the exploration and exploitation.

SECOND.

Right to Early Termination

The term of this Contract shall be of mandatory compliance for THE OPTIONOR and of voluntary compliance for THE OPTIONEE, the latter being consequently entitled to terminate it at any time, at its sole discretion and without any liability for itself, through written notice sent to THE OPTIONOR, notifying the date of termination; which notice shall be reliably delivered to THE OPTIONOR at least fifteen (15) days before the date on which such termination becomes effective.

The provisions in the preceding paragraph mean that, as of now, THE OPTIONOR gives his broadest consent to that being the case THE OPTIONEE  early terminates this Contract, if applicable, in the manner agreed in this Clause, without having to enter into a specific termination agreement for that purpose and without THE OPTIONEE having to fulfill any other formality; all of the above is made known for all pertinent legal purposes and, in particular, for purposes of the provisions in the last paragraph of Article 89 of the Regulations to the Mining Law, taking into consideration that the Parties ratify this Contract in the presence of a Notary Public.

It is expressly agreed that whilst this Contract is effective, any mining concession titles replacing or arising from the titles covering THE CONCESSIONS, and any mining concessions located inside the Area of Interest on which THE OPTIONOR may acquire rights, shall be incorporated to the subject matter of this Contract under the concept of THE CONCESSIONS and, accordingly therefore, subject to the provisions agreed herein.

THIRD. Unilateral Promise and Selling Price

3.1

THE OPTIONOR by means of this contract unilaterally promises and compels to sell to THE OPTIONEE or to the individual or legal entity appointed by THE OPTIONEE, if it exercises the option to purchase them, the ownership and all rights arising from the mining concessions covering or that may cover in the future THE CONCESSIONS, the title, possession and all rights arising from THE ASSETS, and the title, possession and all rights arising from THE LAND; for the global sum of US$6,100,000.00 (SIX MILLION ONE HUNDRED THOUSAND DOLLARS OF THE UNITED STATES OF AMERICA AND 00/100); which option THE OPTIONEE may exercise at any time, as from the date of this signature and ratification of this Contract from both parties and within a period of time of 49 (forty-nine) months after the date that the Public Offer is authorized in written to THE OPTIONEE by the Toronto, Ontario, Canada’s stock Market (“TSX Venture Exchange”), (herein after referred to as “Term of the Option”).  THE OPTIONEE accepts the promise of sale made by THE OPTIONOR, as well as the option to acquire THE CONCESSIONS, THE ASSETS and THE LAND, within the period and under the terms and conditions set forth in this Contract.

Given the unilateral nature of this promise, such promise shall be mandatory for THE OPTIONOR and voluntary or optional for THE OPTIONEE, and the latter shall consequently be entitled to decide whether to purchase or not the rights over the mining concessions that cover or may cover in the future THE CONCESSIONS, THE ASSETS and/or THE LAND, within the term of this Contract. From the price set forth herein, the amounts paid up to that date by virtue of this promise of sale and which are indicated in the following Clause, shall be deducted at the time of purchase.

3.2

THE OPTIONOR represents and warrants to THE OPTIONEE  that he is the holder of a percentage of the rights over the lands of common use identified under the real estate code F13A16S001A2M of the community land Platanar del Tesguino, Municipality of Concordia, State of Sinaloa (herein after called the “Land”) and commits, to the extent allowed under applicable law, to: (i) allow the use and access free of charge to such Land by THE OPTIONEE; and (ii) acquire the ownership, as the sole and exclusive owner, over such Land, for the purpose of transmitting  the ownership, possession and all right derived from the Land to THE OPTIONEE at the time that the latter exercises its option, it being understood that the purchase price of such Land is included in the global sum indicated in Clause 3.1.

FOURTH. Consideration

4.1

As consideration for the granting of this unilateral promise of sale and, if applicable, as an advance payment to be credited to the purchase price, THE OPTIONEE shall pay THE OPTIONOR the following sums:

a)

The sum of US$50,000.00 (FIFTY THOUSAND USA DOLLARS AND 00/100) once this document is dully registered in the Mining Public Registry.

b)

The sum of US$200,000.00 (TWO HUNDRED THOUSAND USA DOLLARS AND 00/100) 30 (thirty) days after the date that the Public Offer takes place and is authorized  in written to THE OPTIONEE by the Toronto, Ontario, Canada’s stock Market (“TSX Venture Exchange”) .

c)

The sum of US$150,000.00 (ONE HUNDRED FIFTY THOUSAND USA DOLLARS AND 00/100) 7 (seven)  months after the date that the Public Offer takes place and is authorized  in written to THE OPTIONEE by the Toronto, Ontario, Canada’s stock Market (“TSX Venture Exchange”) .

d)

The sum of US$350,000.00 (THREE HUNDRED AND FIFTY THOUSAND USA DOLLARS AND 00/100) 13 (thirteen) months after the date that the Public Offer takes place and is authorized  in written to THE OPTIONEE by the Toronto, Ontario, Canada’s stock Market (“TSX Venture Exchange”) .

e)

The sum of US$450,000.00 (FOUR HUNDRED AND FIFTY THOUSAND USA DOLLARS AND 00/100)  19 (nineteen) months after the date that the Public Offer takes place and is authorized  in written to THE OPTIONEE by the Toronto, Ontario, Canada’s stock Market (“TSX Venture Exchange”) .

f)

The sum of US$600,000.00 (SIX HUNDRED  THOUSAND USA DOLLARS AND 00/100) 25 (twenty-five) months after the date that the Public Offer takes place and is authorized  in written to THE OPTIONEE by the Toronto, Ontario, Canada’s stock Market (“TSX Venture Exchange”) .

g)

The sum of US$650,000.00 (SIX HUNDRED AND FIFTY THOUSAND USA DOLLARS AND 00/100) 31 (thirty one) months after the date that the Public Offer takes place and is authorized  in written to THE OPTIONEE by the Toronto, Ontario, Canada’s stock Market (“TSX Venture Exchange”) .

h)

The sum of US$750,000.00 (SEVEN HUNDRED AND FIFTY THOUSAND USA DOLLARS AND 00/100) 37 (thirty-seven) months after the date that the Public Offer takes place and is authorized  in written to THE OPTIONEE by the Toronto, Ontario, Canada’s stock Market (“TSX Venture Exchange”).

i)

The sum of US$900,000.00 (NINE HUNDRED THOUSAND USA DOLLARS AND 00/100) 43 (forty–three) months after the date that the Public Offer takes place and is authorized  in written to THE OPTIONEE by the Toronto, Ontario, Canada’s stock Market (“TSX Venture Exchange”).

j)

The sum of US$2,000,000.00 (TWO MILLION USA DOLLARS AND 00/100) 49 (forty-eight) months after the date that the Public Offer takes place and is authorized  in written to THE OPTIONEE by the Toronto, Ontario, Canada’s stock Market (“TSX Venture Exchange”).

4.2

The pertinent Value Added Tax (VAT) shall be added to all payments referred to in this Contract, which shall be paid in Mexican pesos by converting the sums expressed above in dollars of the United States of America to Mexican pesos at the quotation for the purchase of dollars of the United States of America in the interbank market by BANAMEX, S.A., corresponding to the close of the banking day immediately preceding the relevant payment date.

4.3

Any payment to THE OPTIONOR under this Clause shall be considered as an advance payment to be credited to the selling price and, in the event THE OPTIONEE terminates this Contract without exercising its option to purchase, the sums paid up to the date of that termination to THE OPTIONOR shall remain for his benefit.

4.4

Since THE OPTIONOR qualifies under a regime were he is exempt before the tax authorities, no income tax or VAT withholdings will apply to the payments made to THE OPTIONOR under this Clause according to the applicable regulations. For each payment received by THE OPTIONOR, he shall issue an invoice expressly breaking down the VAT and fulfilling all applicable tax requirements.  Each Party shall be obliged to fulfill the obligations imposed by the applicable legal provisions on tax matters, including the obligation to file tax returns and to pay the pertinent taxes, as applicable.

4.5

Since THE OPTIONEE is entitled to terminate this Contract at any time, at its sole discretion and without assuming any liability for itself, THE OPTIONEE shall have no obligation to pay any sum to THE OPTIONOR as of the date on which the notice of termination delivered at the domicile specified by THE OPTIONOR becomes effective and, in that case, THE OPTIONEE shall be fully released from the obligation to pay the sums to which items a) to j) of this Clause refer, with respect to the dates stated therein that have not occurred as of the date of effectiveness of that termination.

FIFTH. Exercise of the Option

5.1

THE OPTIONEE shall have the right to exercise its option to purchase THE CONCESSIONS, THE ASSETS, THE LAND, or any of them, at any time during the Term of the Option through notice to THE OPTIONOR communicated in accordance with the procedures provided in Clause Twenty First of this Contract.

5.2

THE OPTIONOR undertakes to enter into  and ratify before a Notary Public the final purchase-and-sale contract(s) or assignment contract(s) for the rights arising from THE CONCESSIONS and/or THE ASSETS and/or THE LAND at the time specified by THE OPTIONEE, but no later than within thirty (30) days from the date of receipt of the notice of THE OPTIONEE. Prior to the time of transfer of the title, possession and all rights arising from THE ASSETS, THE OPTIONEE may carry out a due diligence review for the purpose of verifying the legal status of THE ASSETS, and particularly the legal status of those of a foreign origin.

5.3

At the time of transfer of the title and all the rights arising from the mining concessions covering THE CONCESSIONS, of transfer of the title, possession and all rights arising from THE ASSETS, and of transfer of the title, possession and all rights arising from THE LAND, to THE OPTIONEE, the latter shall pay the price described in Clause Third, deducting from the same the sums paid up to that time to THE OPTIONOR under Clause Fourth. The document(s) whereby the title and all the rights arising from THE ASSETS, THE LAND and/or the mining concessions covering THE CONCESSIONS are transferred to THE OPTIONEE shall, on the date of such assignment, include and ratify the representations and warranties provided in Clause Fourteenth of this Contract. Similarly, upon such assignment THE OPTIONOR shall deliver THE OPTIONEE all documents evidencing compliance with the obligations arising from THE ASSETS, from THE LAND and from the mining titles as of that date, as well as any maps, geological data, soil studies and any other information, documents or studies related to THE CONCESSIONS.

5.4

THE OPTIONEE may choose to purchase less than all of THE CONCESSIONS, THE ASSETS or THE LAND, which THE OPTIONEE shall specify in its notice to exercise the option delivered to THE OPTIONOR. Similarly, at any time during the Term of the Option, THE OPTIONEE may unilaterally terminate its option to purchase any of THE CONCESSIONS, of THE ASSETS or of THE LAND, through the procedures provided in Clause Twenty First of this Contract. Waiver by THE OPTIONEE to its option or to purchase any of THE CONCESSIONS, of THE ASSETS or of THE LAND, shall not imply any change to the amount of the payments by virtue of the promise of sale of the remaining CONCESSIONS, ASSETS or LAND, by THE OPTIONEE.

5.5

If THE OPTIONEE does not exercise its right to the option to purchase, all sums given to THE OPTIONOR will remain to the benefit of THE OPTIONOR and THE OPTIONEE shall have no right to obtain reimbursement of such sums.

SIXTH. Royalty

Additionally and independently from the consideration for the promise of sale and for the purchase price of THE CONCESSIONS, THE ASSETS and THE LAND, established in Clauses Third and Fourth of this Contract, THE OPTIONEE or any of it successors or assigns, shall pay THE OPTIONOR a royalty of zero point thirty-three percent (0.33%), calculated on the net smelter returns (NSR) on the minerals extracted and recovered from any of THE CONCESSIONS, in accordance with the formula and regulations established in Annex  “C” to this Contract. THE OPTIONOR shall have a NSR buyout option, for a price to be determined at the relevant time according to a formula to be mutually agreed between the Parties.

SEVENTH. Exploitation during the Term of the Promise and the Option

During the term provided in Clause First of this Contract and even if the option to purchase THE CONCESSIONS, THE ASSETS and THE LAND has not been exercised, THE OPTIONEE may extract minerals from THE CONCESSIONS and appropriate the minerals so extracted, upon notice to THE OPTIONOR, provided that THE OPTIONEE is in compliance with its obligations under this Contract.

EIGHTH. Fees, Duties, Taxes and Expenses

All notary fees and expenses, and registration rights resulting from the entering into and execution of this Contract and the respective purchase-and-sale contract(s) shall be paid by THE OPTIONEE, but the legal fees and expenses incurred by each Party for entering into this Contract and the respective purchase-and-sale contract(s) shall be paid by the pertinent Party, and the taxes levied on the revenues obtained by THE OPTIONOR shall be paid by the latter.

All charges, duties, taxes, rights, etc., levied on the title holding of the mining concessions that cover or may cover THE CONCESSIONS or otherwise related to them, and all charges, duties, taxes, rights, etc., levied on the ownership of the THE ASSETS or of THE LAND, shall be for the account of and paid by THE OPTIONOR, except for the mining rights (derechos sobre minería) related to the mining concessions that cover or may cover THE CONCESSIONS, which shall be paid as follows: (i) such mining rights up to and including the second semester of the fiscal year 2007 shall be paid by THE OPTIONOR, and (ii) such mining rights from and including the first semester of the fiscal year 2008 to and including the last date of the term of this Contract, shall be paid by THE OPTIONEE.

NINTH.

Performance Guaranty

In order to guarantee THE OPTIONEE compliance with this unilateral promise of sale:

9.1

THE OPTIONOR hereby grants an irrevocable special power-of-attorney in favor of the representatives of THE OPTIONEE, Messrs. ROBERT CLARMAC GAETANO BELL y PHILIP DENIS DE SOUZA, for any of them, exercising such power-of-attorney on behalf of THE OPTIONOR, to sell, assign and/or transfer to THE OPTIONEE or to the individual or legal entity designated by THE OPTIONEE: (A) the title and all rights arising from the mining concessions covering as of that time THE CONCESSIONS, (B) the title, possession and all rights arising as of that time from THE ASSETS, and (C) the title, possession and all rights arising as of that time from THE LAND; all of the foregoing under the terms and conditions established in this Contract, it being understood that, in any event, the attorney-in-fact exercising such power-of-attorney shall provide proof to the Notary Public before whom the sale is made, that: (i) the total amount of the advance payments, as well as of the balance of the purchase price, have been directly delivered to THE OPTIONOR under the terms of Clause Fourth of this Contract; or, (ii) the total amount of the advance payments have been delivered to THE OPTIONOR and the balance of the purchase price has been deposited with the competent judicial authority in favor of THE OPTIONOR. This special power-of-attorney shall only be used by any of the attorneys-in-fact if THE OPTIONOR omits to sign and ratify before a Notary Public the promised final purchase-and-sale contract(s) within the term to which Clause Fifth of this Contract refers, after THE OPTIONEE has exercised its right to purchase and the balance of the purchase price has been deposited according to the Law in favor of THE OPTIONOR.

Within this special mandate, the attorneys-in-fact shall have all powers to which the first three paragraphs of Article 2554 of the Federal Civil Code and its correlative Articles of the Civil Codes of all states of the United States of Mexico refer.

This special power-of-attorney shall be revoked in the event THE OPTIONEE early terminates this Contract or fails to exercise its right to the option to purchase at the end of the agreed term.

9.2

THE OPTIONEE shall register this Contract with the Mining Public Registry Office, and shall communicate to such registry office (through a simple notification and without the need for THE OPTIONOR to appear) about any mining concession titles replacing or arising from the titles covering THE CONCESSIONS and about any mining concessions located inside the Area of Interest on which THE OPTIONOR may acquire rights, in order for those titles to become immediately subject to the provisions of this Contract, as agreed by the Parties in Clause Second hereof. THE OPTIONOR shall cooperate with THE OPTIONEE by providing all the information and documents required for such registrations, as well as by taking any actions required for that purpose.

9.3

THE OPTIONOR creates and grants in favor of THE OPTIONEE, its successors or assigns, a pledge without transfer of possession of first ranking and degree of priority over all THE ASSETS (hereinafter called the “Pledge”). The Pledge is granted in accordance with Section Seven, Chapter IV, Title Two, of the General Law on Securities and Credit Transactions (Ley General de Títulos y Operaciones de Crédito) (hereinafter called the “GLSCT”). The Pledge is created for the purpose of securing compliance with all obligations assumed by THE OPTIONOR under this Contract, particularly the obligation to transfer to THE OPTIONEE the title, possession and all rights arising from THE ASSETS, under the unilateral promise of sale granted by THE OPTIONOR. For its part, THE OPTIONEE hereby accepts the Pledge created under this Clause in its favor.

Based on the above statements, THE OPTIONOR accepts and undertakes to deliver to THE OPTIONEE, every six (6) months starting from the date of this Contract, a written report including the list of THE ASSETS that are herein subject to the Pledge.

The Pledge is granted as a guarantee and shall not affect or modify the obligations of THE OPTIONOR with respect to any of THE ASSETS, unless otherwise provided in this Contract.

TENTH. Area of Interest

THE OPTIONOR undertakes to transfer to THE OPTIONEE all of the rights THE OPTIONOR currently has or may acquire in the future with regard to any mining concession or application for mining concession other than THE CONCESSIONS (which is located within an area of five kilometers (5 Km.) from the external perimeter of each of THE CONCESSIONS (hereinafter called the “Area of Interest”), for a sole and total price of one hundred dollars of the United States of America (US$100.00) for each of them, plus the royalty provided in Clause Sixth of this Contract. For purposes of the above, THE OPTIONOR undertakes to notify to THE OPTIONEE in writing, within the following thirty (30) days, about each acquisition carried out inside the Area of Interest and the transfer or transfers of the pertinent rights shall be performed within the period of six (6) months from the date of the letter of THE OPTIONEE requesting such transfer to THE OPTIONOR.

ELEVENTH. Labor Liability

The Parties acknowledge that this Contract does not recognize any labor relation between the workers and contractors of either Party and the other Party, and accordingly, each Party expressly agrees, with respect to his/its own workers and contractors, that he/it (or his/its contractors, with respect to their own workers) shall exclusively assume all labor, tax, social security and ancillary liabilities. In this regard, each Party agrees to hold the other Party harmless against any claim, lawsuit, accusation or complaint that may arise against the latter Party by the workers, employees or contractors of the former Party, or by the labor or administrative authorities, and undertakes to compensate the other Party for any damages and costs arising from such claims, lawsuits, accusations or complaints.

TWELFTH. Additional Obligations of THE OPTIONOR

In addition to the obligations assumed by THE OPTIONOR in the preceding Clauses, THE OPTIONOR shall have the following additional obligations during the whole term of this Contract:

12.1

To maintain in force and in its favor the rights arising from the mining concessions covering and that may cover in the future THE CONCESSIONS, and not to request any reduction, division or unitization of the area covered by THE CONCESSIONS or give up the rights arising from the same, unless THE OPTIONOR has the prior written authorization  of THE OPTIONEE; and also maintain such rights free from all charges, encumbrances, or legal causes affecting or limiting the title thereto.

12.2

Preserve the title, possession and all rights arising from THE ASSETS and from THE LAND, maintaining the same free from all charges, encumbrances, or legal causes affecting or limiting the title thereto, of any nature; and also in a good state of preservation and maintenance, in order to transfer the same to THE OPTIONEE or to the person THE OPTIONEE may designate, in the event the option included herein is exercised, with no deterioration or tear and wear other than the ones caused by their normal use and the passage of time.

12.3

Not to enter into any contract with respect to THE ASSETS (except for the asset operation contract referenced in Clause Fifteenth of this Contract), THE LAND and/or THE CONCESSIONS, nor transfer the rights arising from THE ASSETS, from THE LAND, or from the mining concessions covering or that may in the future cover THE CONCESSIONS to a third party other than THE OPTIONEE or the person THE OPTIONEE may designate.

12.4

Perform all acts and sign all documents that may be necessary to preserve the rights of THE OPTIONEE as pledgee of THE ASSETS, in connection with the potential foreclosure of the Pledge. Likewise, THE OPTIONOR, as pledgor, shall not perform any acts inconsistent with the rights of THE OPTIONEE, in its capacity as pledgee, under this Contract, or that may affect the enforceability or validity of the Pledge or complicate or make it impossible to foreclose THE ASSETS being pledged.

12.5

Hold THE OPTIONEE free and safe against any claims and liabilities that may be attributed to it, for actions or omissions directly attributable to THE OPTIONOR and of the latter exclusive responsibility.

12.6

Cooperate with THE OPTIONEE in any process or procedure required by the latter to ensure access to the land lots covering THE CONCESSIONS.

12.7

Maintain confidential during the term of this Contract and afterwards –if the right to purchase is exercised by THE OPTIONEE– any and all information that THE OPTIONOR may receive from THE OPTIONEE and/or the contractors of THE OPTIONEE, which has not been previously known to the public in any manner, such information being of an industrial nature and being considered and treated as privileged information and industrial secret, and which information and documents THE OPTIONOR undertakes to return to THE OPTIONEE or to whom THE OPTIONEE may have designated to purchase THE CONCESSIONS, if the mentioned right is exercised.

12.8

Assume all responsibilities arising from his own actions or omissions in connection with: (i) the activities carried out in THE CONCESSIONS before the date of the signature and ratification before a Notary Public of this Contract; and (ii) the activities carried out in the past or during the term of this Contract while using THE ASSETS or in any manner related to the same.

12.9

With the signature of this Contract, THE OPTIONOR authorizes THE OPTIONEE to exercise all operating rights and activities, as well as to fulfill all obligations arising from the concession titles of THE CONCESSIONS.

12.10

If this Contract is terminated, give THE OPTIONEE a term of ninety (90) days to withdraw all its equipment and machinery from THE CONCESSIONS.

THIRTEENTH.

Additional Obligations of THE OPTIONEE

In addition to the obligations assumed by THE OPTIONEE in the preceding Clauses, THE OPTIONEE shall have the following additional obligations during the whole term of this Contract:

13.1

Carry out the exploration and, if applicable, the exploitation of THE CONCESSIONS as a good miner and according to the most appropriate and rational mining practices and in accordance with all the legal provisions, making sufficient investments and/or works to fulfill the provisions of the Mining Law and its Regulations;

13.2

Assume and timely fulfill the obligations to prepare and submit reports on regular exploration work and, if applicable, on regular exploitation work, pay the mining rights (derechos sobre minería) in accordance with Clause Eighth, and fulfill the obligations on security and health in the mines and on control of environmental pollution;

13.3

Timely and properly fulfill the obligations related to activities, reports, security, etc., arising from the concession titles related to THE CONCESSIONS and the laws applicable to THE CONCESSIONS;

13.4

Maintain THE CONCESSIONS in good preservation and exploration conditions;

13.5

Use its best efforts: (i) to prevent access at any time to THE CONCESSIONS by third parties other than its workers or contractors, and (ii) not to allow invasions by third parties, or that third parties carry out exploration, hauling or picking up works of minerals in THE CONCESSIONS;

13.6

Assume all responsibilities arising from its own actions or omissions related to the activities developed in THE CONCESSIONS, whether directly or through its contractors, from the date of the signature and ratification before a Notary Public of this Contract.

If at any time during the term of this Contract, THE OPTIONEE does not fulfill the obligations assumed by it herein and, in particular, the obligations mentioned in this Clause, THE OPTIONOR shall have the right to terminate this Contract pursuant to the terms of Clause Sixteenth of this Contract.

FOURTEENTH.

 Representations and Warranties

14.1

Representations and warranties of THE OPTIONEE: THE OPTIONEE represents and warrants to THE OPTIONOR, and understands that THE OPTIONOR enters into this Contract assuming the veracity and accuracy of those representations and warranties, the following:

a)

THE OPTIONEE is a legal entity validly organized and existing under Mexican laws, has a lawful corporate purpose and is in good standing under the applicable laws and regulations;

b)

THE OPTIONEE is legally able to assume obligations under this Contract, and the entering into of this Contract has been sufficiently authorized by the relevant internal corporate authorities in accordance with its by-laws and the applicable law; the entering into this Contract does not constitute a violation of its by-laws, of prior contracts in force, or of the legislation applicable to it; the person signing this Contract on its behalf has been duly and sufficiently empowered to exercise the rights and to fulfill the obligations arising from the entering into of this Contract and its related and execution documents; and

c)

There is no contract currently in force nor a claim or rights of third parties, nor legal, judicial or administrative actions or investigations, existing or foreseeable, from which the invalidity or ineffectiveness of this Contract may result, and which could prevent or restrict its ability to enter into such Contract or to carry out the activities related to its performance.

14.2

Representations and warranties of THE OPTIONOR: THE OPTIONOR represents and warrants to THE OPTIONEE, and understands that THE OPTIONEE enters into this Contract assuming the veracity and accuracy of those representations and warranties, the following:

a)

THE OPTIONOR is a Mexican citizen, legally able to apply for, acquire and hold mining rights, is not disqualified in any manner and is legally able to be bound under this Contract;

b)

THE OPTIONOR does not require any authorization from third parties to exercise the rights and fulfill the obligations arising from the entering into this Contract and its related and execution documents, and the rights that THE OPTIONOR holds are not subject to any legal or contractual tenancy in common or co-ownership;

c)

THE OPTIONOR is not subject to bankruptcy, arrears or any regime resulting in any restrictions to the exercise of his rights or the disposition of his goods, including THE CONCESSIONS, THE ASSETS and THE LAND;

d)

This Contract shall be mandatory and binding for each of his successors or heirs;

e)

There are no preferential rights, current contracts, or third party agreements or rights preventing or limiting his capacity to promise to sell, and later on actually sell THE CONCESSIONS, THE ASSETS and THE LAND under the terms described in this Contract;

f)

THE CONCESSIONS, THE ASSETS and THE LAND are of the exclusive property of THE OPTIONOR and are fully paid, free from charges, encumbrances, legal causes affecting or limiting the title thereto, preferential rights and third party rights, and THE OPTIONOR has not performed any act to encumber, affect or limit in any manner whatsoever the rights that THE OPTIONOR has on THE CONCESSIONS, THE ASSETS and THE LAND, and accordingly, THE OPTIONOR warrants the existence, legitimacy and availability of the mentioned rights, and that THE CONCESSIONS, THE ASSETS and THE LAND can be freely promised and assigned by THE OPTIONOR without requiring authorization from, or prior notice to, third parties, including governmental authorities;

g)

THE ASSETS located in THE CONCESSIONS, and THE LAND, are free from encumbrances and rights of third parties. THE ASSETS have all the regulatory authorizations required for their operation in reasonably commercial terms. There are no tax, regulatory, environmental or other type of contingences affecting THE ASSETS, THE LAND, their titleholder or the titleholder of THE CONCESSIONS;

h)

Each of the mining concession titles covering THE CONCESSIONS has the characteristics and at least the duration described in Annex “A-1” to this Contract.

i)

Each of the concession titles covering THE CONCESSIONS was validly and legally granted to THE OPTIONOR, and therefore such concession titles fully comply with their terms and obligations, as well as with the obligations arising from the Law. There is no administrative or judicial procedure from any authority or third party, currently in progress, to be executed, to be commenced or foreseeable, that may affect the title of THE OPTIONOR or the validity or effectiveness of the mentioned concession titles and applications, or their terms.

j)

Each of the concession titles granted with regard to THE CONCESSIONS authorize and will authorize its titleholder to carry out the exploration and extraction of all minerals subject to the concession found in the same, without any limitation other than those arising from their own terms and conditions, and from the Law;

k)

The concession titles constituting as a whole THE CONCESSIONS, and the activities carried out in the areas of the same and through THE ASSETS, by THE OPTIONOR or by the persons authorized by THE OPTIONOR, are in full and strict compliance with the environmental and territorial planning regulations and obligations to which they are subject. They rely on all environmental and territorial planning authorizations required to perform the operations; and there is no procedure, penalty or investigation in course, to be executed or foreseeable, that may result in an environmental penalty. There is no existing or foreseeable environmental liability related to the operation of any of THE CONCESSIONS or of THE ASSETS. THE OPTIONEE is, to the extent allowed under applicable law, entitled to exercise its rights and to perform the exploration and exploitation activities under this Contract, by relying on such environmental and territorial planning authorizations granted in the name of THE OPTIONOR. In addition, THE OPTIONEE, to the extent such reliance is not allowed under applicable law, is authorized by THE OPTIONOR to request, process and obtain all environmental and territorial planning authorizations, which may be necessary or convenient for those purposes, and which are to be granted in the name of THE OPTIONOR and/or THE OPTIONEE.

l)

The activities carried out under the concession titles, which as a whole cover THE CONCESSIONS, or related to the ownership and operation of THE ASSETS are in complete and strict compliance with the applicable regulations of any type; and there is no procedure, penalty or investigation in course, to be executed or foreseeable, that may result in a penalty for non-compliance with such rules.

m)

THE OPTIONOR has the authorizations, leases, ownership, easements or any other valid and current title to occupy and develop mining exploration and exploitation activities in the areas of THE CONCESSIONS. There is no conflict or dispute whatsoever with the titleholders of the lands on which THE CONCESSIONS or THE ASSETS are located, nor with the occupants or possessors of the same, and no conflict or dispute is imminent or foreseeable;

n)

No authorization, permit, license, certificate, notice or other requirement from any third parties or governmental authorities, other than the ones already obtained by THE OPTIONOR, is necessary to carry out the operations and the performance by the Parties of their obligations described in this Contract, including the timely assignment of THE CONCESSIONS, of THE ASSETS and of THE LAND by THE OPTIONOR to THE OPTIONEE;

o)

The entering into and the performance of this Contract by THE OPTIONOR will not result in or cause:

i.

Any conflict with, or a violation or breach of, any contract to which THE OPTIONOR is a party or any regulation to which he is subject;

ii.

Any conflict with, or a violation of, any rule applicable to THE OPTIONOR;

iii.

Any violation of any regulation, or judicial or administrative order to which THE OPTIONOR may be subject; or

iv.

The triggering in favor of any third party of a right to acceleration, termination or indemnity under any contract to which THE OPTIONOR is a party, or a violation of the concession titles of THE CONCESSIONS, or any circumstance that may affect THE ASSETS or the operations of THE OPTIONOR in the same.

p)

THE OPTIONOR is in full and strict compliance with all tax, currency exchange, labor and other type of obligations and rules applicable to him, the non-compliance of which could give rise to seizure or dispossession of any of his rights to THE CONCESSIONS, to THE ASSETS or to THE LAND, and there is no procedure, penalty or investigation in course, to be executed or foreseeable, that may result in a penalty arising from non-compliance of such obligations and rules.

q)

The financial situation of THE OPTIONOR is of adequate solvency, and there is no risk of seizure or judicial or administrative execution measures against his patrimony arising from debts or disputes with third parties.

r)

There is no litigation, legal action or administrative or judicial procedure to which THE OPTIONOR is a party, the results of which substantially affects or may affect his financial situation or his title or ability to dispose of THE CONCESSIONS, of THE ASSETS or of THE LAND.

s)

If what THE OPTIONOR mentioned in this Contract in relation to the THE CONCESSIONS, of THE ASSETS or of THE LAND is false or not valid, he is obligated to pay the damages caused to the THE OPTIONEE.

FIFTEENTH. Use, Operation and Maintenance of THE ASSETS

THE OPTIONOR shall, within the time limitations indicated below in this Clause, directly use and operate THE ASSETS, under the terms and conditions agreed in this Contract and in the asset operation contract entered into on the same date of this Contract or on a later date, in order to process and benefit through THE ASSETS only the following minerals: (i) minerals mined prior to the effectiveness of this Contract by THE OPTIONOR from THE CONCESSIONS; (ii) minerals mined by THE OPTIONEE from THE CONCESSIONS and/or, from the mining concessions ceded in the Assignment Rights Contract entered into by the Parties on this same date ; and (iii) any mineral supplied by THE OPTIONEE and which has been mined by THE OPTIONEE from THE CONCESSIONS and/or, from the mining concessions ceded in the Assignment Rights Contract entered into by the Parties on this same date, regardless of the type of mineral and its characteristics and technical specifications, to perform bulk testing on such mineral and determine its quality, grade (ley del mineral), metallurgy, recovery and other mineralization characteristics from a certain exploration area.

For the purpose of processing and benefiting the minerals qualifying under item (iii) of the preceding paragraph, THE OPTIONEE must provide THE OPTIONOR with a prior notice of at least seven (7) calendar days prior to the date of processing and benefiting. Upon receipt of such notice, THE OPTIONOR shall perform all actions, including but not limited to the total clean-up and other preliminary acts, to ensure that THE ASSETS are ready to receive and process and benefit those minerals under appropriate conditions.

THE OPTIONOR may only process and benefit through THE ASSETS, during the period of time of his direct use and operation of THE ASSETS, minerals other than the ones described in items (i), (ii) and (iii) of the first paragraph of this Clause, through mutual prior written consent of both Parties.

The direct use and operation of THE ASSETS by THE OPTIONOR shall only apply: (a) for as long as THE OPTIONOR has readily available, for processing and benefiting through THE ASSETS, minerals qualifying under item (i) of the first paragraph of this Clause; or (b) during the term of this Contract; whichever occurs earlier in time, unless otherwise mutually agreed by the Parties. Upon the occurrence of the earlier of these events: (1) THE OPTIONOR shall no longer be entitled to directly use or operate THE ASSETS; (2) the asset operation contract indicated in this Clause shall be automatically terminated; and (3) in the case of the occurrence of event (a) of this paragraph, THE OPTIONEE shall freely use and operate THE ASSETS for any and all purposes of this Contract.

In any case, THE OPTIONOR or THE OPTIONEE, as applicable, shall use and operate THE ASSETS in an efficient manner, in accordance with their operation manuals and rules and according to their installed capacity. Similarly, THE OPTIONOR or THE OPTIONEE, as applicable, shall provide ongoing maintenance to THE ASSETS in order for them to maintain their current level of operation and use. All costs of operation and maintenance of THE ASSETS, as well as the charges, taxes, etc., resulting from THE ASSETS and the activities performed using the same, shall be for the account of the Party entitled to use and operate them at the time those costs were originated or incurred. The Party entitled to use and operate THE ASSETS at the relevant time shall be solely responsible for the costs and consequences arising from the operation of THE ASSETS, including labor, good and/or service supplier, tax and regulatory responsibilities, as well as responsibility to third parties. The Party entitled to use and operate THE ASSETS at the relevant time shall hold the other Party harmless against any claims from third parties, including defense expenses, arising from the use and operation of THE ASSETS; all of the foregoing in accordance with the terms of this Contract and, in the case of THE OPTIONOR, of the asset operation contract to be entered into between the Parties.

SIXTEENTH. Non-compliance

Non-compliance by a Party with the obligations assumed under this Contract shall entitle the other Party to request immediate compliance with the non-complied obligations; for this purpose, such Party shall request in writing to the non-complying Party compliance with such obligations and if, after elapsing thirty (30) days from the date of delivery of the request, the non-compliance persists and no reasonable efforts have been made to remedy such non-compliance, the affected Party shall be entitled, at his/its option, to judicially request the mandatory compliance of the non-complied obligations or to terminate this Contract, being also entitled to request the payment of damages.

SEVENTEENTH. Information in the Event of Termination

17.1

If THE OPTIONEE decides to terminate this Contract, THE OPTIONEE will be obliged, within forty-five (45) calendar days from the effective date of termination, to deliver the following:

a)

A copy of the final report on the results obtained from the exploration of THE CONCESSIONS, including assays, geological maps, all kinds of technical information and data, as well as the results from mineral samples and technical data on the underground drilling made; and

b)

The documents evidencing compliance with the obligations related to the mining concessions on THE CONCESSIONS, with regard to the presentation of reports on exploration and/or exploitation work, and payment of the rights payable by it during the term of this Contract.

17.2

The Parties agree that, in the event of termination of this Contract by THE OPTIONEE, from the effective date of termination, any of the work reports required in connection with THE CONCESSIONS under the mining legislation, shall be the exclusive responsibility and for the account of THE OPTIONOR, and THE OPTIONEE shall be released from any subsequent obligation that under the mining legislation needs to be fulfilled to maintain the effectiveness of the mining concessions on THE CONCESSIONS.

EIGHTEENTH.

Acts of God and Force Majeure

The Parties shall not be considered to have incurred in non-compliance when they fail to comply with the obligations assumed by them under this Contract due to acts of God or force majeure.

The following events, listed in an enunciative way and not in a restrictive way, shall be considered acts of God or force majeure: earthquakes, fires, flooding, landslides, explosions, epidemics, civil commotion, labor commotion, strikes, mutinies, rebellions, wars, revolutions, oppositions or commotions caused by rural communities, cooperative farming communities or of other nature, that prevent or do not authorize or allow THE OPTIONEE to have free access to THE CONCESSIONS or hinder the performance of the mining work contemplated in this Contract, as well as acts or omissions of any authority and, in general, any other event or act completely outside of the will of the Parties and beyond their control, which prevents them from complying with their obligations.

The mentioned events shall be considered act of God or force majeure, as the case may be, whenever because of their occurrence they hinder or delay, totally or partially, the compliance with the obligations of a Party, provided that such event has not been caused by action or omission attributable to that same Party.

If the act of God or the force majeure last for more than thirty (30) calendar days, the effectiveness of this Contract and the term to perform exploration work and to make any investments, expenditures or payments under this Contract shall be extended for a period equal to the duration of the act of God or force majeure, in a consistent manner.

The other Party shall be entitled to terminate this Contract if after six (6) months from the occurrence of such act of God or force majeure the event persists and no reasonable efforts have been made to remedy it, if possible.

NINETEENTH. Entire Agreement

This Contract comprises the whole contract between the Parties with regard to its subject matter, and accordingly (except for the asset operation contract referenced in Clause Fifteenth of this Contract), it cancels and leaves without effect any other contract, agreement or letter of intent previously entered into for the same subject matter.

All the terms and conditions of this Contract will oblige the heirs, legatees, successors and assigns of the Parties.

The Parties agree to ratify this Contract before a Notary Public, and THE OPTIONEE undertakes to register with the Public Mining Registry Office this Contract and the final purchase-and-sale or assignment of rights contract(s) that may be entered into; for this purpose, THE OPTIONOR undertakes to provide and/or sign any additional document that may be necessary, as well as to cooperate extensively and in good faith to obtain such registration and to give full force and effect to this Contract and to the contract or contracts arising therefrom, in accordance with the provisions of the Mining Law and its Regulations.

TWENTIETH. Governing Laws and Jurisdiction

This Contract, entered into under the terms of Article 78 of the Code of Commerce, is of a commercial nature, and accordingly, for everything not expressly set forth herein and for the interpretation and performance of the same, the Parties submit themselves to the legal provisions applicable in the Republic of Mexico, in particular to the provisions of the Mining Law, its Regulations, the Federal Law on Rights, the Code of Commerce and the Federal Civil Code.

All disputes arising, resulting from or related to this Contract shall be finally resolved by arbitration, pursuant to the Arbitration Regulations of the International Chamber of Commerce, by one or three arbitrators appointed in accordance with the mentioned Regulations.

The laws applicable to the subject matter shall be those mentioned in the first paragraph of this Clause and any other legal provisions that may be applicable in the United States of Mexico. The seat of the arbitration shall be Mexico City, Federal District, and the language in which the arbitration will be conducted shall be Spanish. The award issued by the Arbitration Tribunal shall be final and absolute, and accordingly, the Parties expressly waive to file further recourse against such award.

TWENTY-FIRST. Communications and Notices

For all purposes of this Contract, the Parties shall communicate in writing. These notices may be delivered, with acknowledgment of receipt, to the physical address of any of them; or through telefax with acknowledgement of receipt by the same way; or by electronic mail with acknowledgment of receipt by the same way. For this purpose, the Parties provide the following contact data for their notices:

THE OPTIONOR

MANUEL DE JESUS HERNÁNDEZ TOVAR

Calle Teodoro Mariscal No. 914,

Fraccionamiento Estadio,

C.P. 82140, Mazatlán, Sinaloa

Correo electrónico:

manuelhernandeztovar@hotmail.com

Tel/Fax:  669 983 34 34

THE OPTIONEE

REAL DE PLATA RESOURCES, S.A. DE C.V.

Av. Vallarta No. 71

Col. Villa Fontana

Hermosillo, Sonora

C.P. 83125

 Tel/Fax: 604 713 8010

Atención: Representante Legal

Any change of the above-mentioned domiciles shall be notified by one Party to the other and shall only be valid after delivering and receiving such notice. If a Party omits to notify its change of domicile in writing to the other Party, all notices delivered to the last domicile designated in writing by such Party shall be deemed fully valid and have all legal force and effect.

TWENTY-SECOND. Assignment

THE OPTIONOR does from now on and expressly authorize THE OPTIONEE to assign to any third party, without the consent from THE OPTIONOR, the rights and obligations arising from this Contract in favor of and borne by THE OPTIONEE; the foregoing provided that: (i) the document evidencing such assignment of rights and obligations evidences the express acceptance of the assignee to subrogate itself in the enjoyment of all the rights and in the compliance with all the obligations acquired by THE OPTIONEE under this Contract; and, (ii) subsequently to entering into such contract, delivers a written notice to THE OPTIONOR informing about the data of the third party who acquired all of the rights and obligations arising from the Contract comprised herein.

TWETY-THIRD. Languages

The Parties acknowledge that this Contract has been executed in both the Spanish language and the English language, and agree that, for all applicable legal purposes, the version executed in the Spanish language shall be the controlling version and that the version in the English language shall be deemed only as a translation of the Spanish version.

This Agreement is signed in four counterparts, one for each one of the Parties, one more for notarial purposes and the remaining for the Mining Public Registry, and once read, they will ratify it in all its terms and sign for the record, THE OPTIONOR and the THE OPTIONEE on August, 26, 2010 in the Mazatlán, Sinaloa, México.

THE OPTIONOR

/s/ Manuel De Jesus Hernandez Tovar

MANUEL DE JESUS HERNANDEZ TOVAR

THE OPTIONEE

/s/ Mr. Philip Denis De Souza

REAL DE PLATA RESOURCES, S.A. DE C.V.

Represented by

Mr. PHILIP DENIS DE SOUZA

ANEXO “A-1”

LISTADO DE LAS CONCESIONES MINERAS Y LOTES QUE CONFORMAN “LAS CONCESIONES”

	NOMBRE DEL LOTE	NUMERO DE TÍTULO	UBICACIÓN	SUPERFICIE (Hectáreas)	VIGENTE HASTA
1.	LA NUEVA LUZ	185315	Mazatlán, Sinaloa	40,0000	13-dic-2039
2.	AMPL. LA NUEVA LUZ	222628	Mazatlán, Sinaloa	71,2714	29-jul-2054
3.	AMPL. LA NUEVA LUZ 2	225906	Mazatlán, Sinaloa	96,0000	03-nov-2055
4.	ARROYO VERDE	231355	Mazatlán, Sinaloa	400,0000	06-feb-2058
5.	LA LUZ 3	231353	Mazatlán, Sinaloa	62,7286	06-feb-2058
6.	LAS HABITAS	231354	Mazatlán, Sinaloa	72,0000	06-feb-2058
7.	HABITAS I	231357	Mazatlán, Sinaloa	200,0000	06-feb-2058

ANNEX “A-1”

LIST OF THE MINING CONCESSIONS AND LAND LOTS COMPRISING “THE CONCESSIONS”

	NAME OF LAND LOT	TITLE NUMBER	LOCATION	AREA (Hectares)	VALID UP TO
1.	LA NUEVA LUZ	185315	Mazatlán, Sinaloa	40.0000	Dec-13-2039
2.	AMPL. LA NUEVA LUZ	222628	Mazatlán, Sinaloa	71.2714	Jul-29-2054
3.	AMPL. LA NUEVA LUZ 2	225906	Mazatlán, Sinaloa	96.0000	Nov-03-2055
4.	ARROYO VERDE	231355	Mazatlán, Sinaloa	400.0000	Feb-06-2058
5.	LA LUZ 3	231353	Mazatlán, Sinaloa	62.7286	Feb-06-2058
6.	LAS HABITAS	231354	Mazatlán, Sinaloa	72.0000	Feb-06-2058
7.	HABITAS I	231357	Mazatlán, Sinaloa	200.0000	Feb-06-2058

ANEXO “B-1”

LISTADO DE ACTIVOS DE PROCESAMIENTO Y BENEFICIO DE MINERALES

1. EQUIPOS EN OPERACIÓN

1.1 QUEBRADORA DE QUIJADAS

10" x 20" DENVER  No.- 13683

MOTOR 25 H.P. No.- SERIE  001

1.2 QUEBRADORA DE MARTILLLOS 36" X 24" JEFFREY- GRUENDLER

3 X B No.- SERIE M- 4964- 21609 DATE 1-31-74

MOTOR DIESEL 170 H.P.

1.3 BANDA TRANSPORTADORA  18" ANCHO X 17 METROS LARGO

MOTOREDUCTOR  2.0 H.P.

1700 R.P.M. No.- SERIE 002

1.4 CRIBA VIBRATORIA 3¨X 6 PIES TIPO DENVER DE UN PISO

MOTOR 5.0  H.P. 1750 R.P.M.

No.- SERIE 003

1.5 QUEBRADORA DE RODILLOS

30" X 14" MENCO

MOTOR 30.0 H.P. 1760 R.P.M.

No.- SERIE 93022564 - 13

1.6 ALIMENTADOR DE BANDA

18" ANCHO X 4 METROS LARGO DENVER MOTOREDUCTOR 3.0 H.P   No.- SERIE  004

1.7 MOLINO CONICO HARDING

6 PIES X 22" MOTOR 75.0 H.P.

IEM 870 R.P.M. No.- 480 2001

ARRANCADOR AUTOMÁTICO

75 H.P. TENSIÓN REDUCIDA

No.- SERIE  107- 00218

1.8 CLASIFICADOR  RASTRILLOS SIMPLEX DENVER 2 PIES X 15 PIES DE LARGO MOTOREDUCTOR 2.0 H.P.  No.- SERIE  005

1.9 TANQUE ACONDICIONADOR

5 PIES X 5 PIES DENVER

MOTOR  5.0  H.P. No.- SERIE  006

1.10 BANCO DE FLOTACIÓN DENVER SUB - A  No.- 18 SPECIAL

TRES MOTORES DE 7.5 H.P. 1750 R.P.M. No.- SERIE 007, 008 Y 009

1.11 BOMBA SOLUCIÓN DE RETORNO CENTRÍFUGA DE 2" X 2"

MOTOR DE 5 H.P. No.- SERIE 010

1.12 PLANTA GENERADORA DIESEL    ALLIS - CHALMERS No.- SERIE 2D – 93794 No.- CATALOGO 4024883  MODELO 2900 MK 1

1 - 5451 - 78024     60 KW

1.13 PLANTA GENERADORA DIESEL CUMMINS BIG - CAM

No.- SERIE 12000534     KW 350    CPL 991 MODELO NTA - 855 - G3   H.P.  535    1800 R.P.M.

1.14 MAQUINA DE SOLDAR INFRA MODELO SRH 333 MILLER

1.15 EQUIPO DE CORTE INFRA OXIGENO – ACETILENO

1.16 HERRAMIENTA MANTENIMIENTO MECANICO – ELECTRICO

1.17 REACTIVOS DE OPERACIÓN Y BOLA PARA MOLINOS

2. CONSTRUCCIÓN

2.1 CAMPAMENTO

2.2 TRITURACION

OBRA CIVIL

TECHOS

PAILERIA

2.3 MOLIENDA - FLOTACIÓN - PRESA DE JALES

OBRA CIVIL

TECHOS

PAILERIA

2.4 INSTALACIÓN ELÉCTRICA

3. EQUIPOS EN PATIO QUE NO SON PARTE DE LA OPERACIÓN

3.1 COMPRESOR GARDNER - DENVER No.- 450     600 F.C.M

ROTA - SEREW   1222   NAYORO – 43

3.2 TRASCAVO    J.I.C.   D - 4   ORUGA    R – 13068

3.3 BANCO DE FLOTACIÓN DENVER  SUB - A No.- 21

MOTOR     7.5    H.P.  1750 R.P.M.

No.- SERIE 011

3.4 BANCO DE FLOTACIÓN DENVER SUB - A No.- 21   DOS CELDAS

MOTOR     7.5    H.P.  1750 R.P.M.

No.- SERIE 012

3.5 MOLINO 3 PIES X  4 PIES      (COMPLETO)

MOTOR 15  H.P.   1200 R.P.M.   ARRANCADOR No.- SERIE 013

3.6 MOLINO DE BOLAS  4 1/2   PIES  X  5 PIES (INCLUYE CILINDRO, ENLAINADO, CORONA)

3.7 BOMBA DE LODO DE 2 1/2"  X  2"

3.8 MESA CONCENTRADORA  12"  X 36" MEDIO H.P. (LABORATORIO)

4. TODOS LOS EQUIPOS ACCESORIOS QUE SE ENCUENTREN ACTUALMENTE EN CUALQUIERA DE LAS ÁREAS DE LAS PROPIEDADES MINERAS

ANEXO “C”

REGALÍA SOBRE INGRESOS NETOS DE FUNDICIÓN

Conforme a la Cláusula Sexta del Contrato de Exploración y Promesa Unilateral de Venta (en adelante denominado el “Contrato”), pudiere hacerse pagadera una regalía calculada en base a los ingresos netos de fundición, a EL PROMITENTE. Este Anexo “C” estipula la manera en que se calculará y pagará dicha regalía de producción (en adelante denominada la “Regalía”).  La Regalía se pagará sobre cualquier producción a escala comercial de Mineral que sea extraído de LAS CONCESIONES. A menos que aquí se defina lo contrario, los términos en mayúsculas o con su primera letra en mayúsculas utilizados en este anexo “C” tendrán el significado que se les asigna en el Contrato.

1.

Definiciones.  Tal como se utilizan en este anexo “C”, las palabras y expresiones siguientes con su primera letra en mayúsculas tendrán los significados establecidos a continuación:

“Beneficiario” significa EL PROMITENTE, cualquier entidad sucesora y cualquier cesionario de la totalidad o cualquier porción de la Regalía.

“Contrato” significa el Contrato de Exploración y Promesa Unilateral de Venta al que se anexa este documento como anexo “C”.

“Cotización del Precio del Mineral” para el oro en cualquier Día Hábil en Londres en particular, significa la cotización diaria de la tarde (precio de cierre) de la Asociación del Mercado de Metales Preciosos de Londres (London Bullion Market Association) (referida comúnmente como la “segunda fijación de precio de Londres” o second London fixing, el “cierre de Londres” o London closing, o “la fijación de precio de Londres p.m.” o London fixing p.m.) para el oro en ese Día Hábil en Londres, según la misma es publicada por las pulicaciones Metals Week, The Wall Street Journal o cualquier otra publicación de confiabilidad comparable; y para cualquier otro mineral que no sea el oro en cualquier Día Hábil Comex, significa el precio de dicho mineral cotizado al cierre de los negocios en ese día por la Bolsa de Materias Primas de Nueva York (New York Commodity Exchange).  En caso que se descontinúe la publicación de la Cotización del Precio del Mineral o la negociación en la Asociación del Mercado de Metales Preciosos de Londres (London Bullion Market Association) o en la Bolsa de Materias Primas de Nueva York (New York Commodity Exchange), el Pagador seleccionará y utilizará una cotización comparable de materias primas, razonablemente aceptable para el Beneficiario, a fines de calcular la Regalía.  La Cotización del Precio del Mineral para el oro será por una onza troy de oro con ley de mínimo 0,995.

“Deducciones” tendrá el significado aquí asignado dentro de la definición de Ingresos Netos de Fundición estipulado más adelante en esta Sección 1.

 “Día Hábil Comex” significa cualquier día en que la Bolsa de Materias Primas de Nueva York (New York Commodity Exchange) esté abierta para la venta y negociación de materias primas.

“Día Hábil en Londres” significa cualquier día en que la Asociación del Mercado de Metales Preciosos de Londres (London Bullion Market Association) esté abierta para la venta y negociación de materias primas.

 “Filial del Pagador” significa: (a) cualquier persona o entidad que posea acciones u otra forma de participación en el capital social del Pagador; y (b) cualquier persona o entidad que sea propiedad o sea controlada por cualquier persona o entidad descrita en el literal (a) anterior.

“Ingresos Netos de Fundición” imputable a cualquier Trimestre Calendario en particular, significa el Valor Estipulado para ese Trimestre Calendario de todos los Minerales que acrediten a la cuenta del Pagador cualquier fundidor, refinador u otro comprador directo de primera mano de buena fe durante ese Trimestre Calendario, menos los costos y gastos siguientes (“Deducciones”): (i) todos los cargos y costos, si los hubiere, de carga y transporte de los Minerales (respecto a los que se paga la Regalía) a un fundidor, refinador o comprador directo de primera mano, junto con todos los costos de asegurar tales Minerales durante su tránsito; (ii) todos los cargos, costos y penalidades, si los hubiere, por el tratamiento, procesamiento, fundición y refinación de tales Minerales; (iii) todos los cargos, costos y comisiones, si las hubiere, de vender tales Minerales; y (iv) los pagos, impuestos u honorarios por las ventas o por motivos similares o relacionados que sean pagaderos por el Pagador o por cualquier operador o administrador de LAS CONCESIONES sujetas a la Regalía, si los hubiere, basados directamente e imputados realmente al valor o cantidad de los Minerales expedidos, pero excluyendo todos y cualesquiera de los siguientes pagos, impuestos y honorarios:

(1)

aquéllos basados en el ingreso neto o bruto que perciba el Pagador o cualquier operador o administrador de LAS CONCESIONES sujetas a la Regalía, es decir, el impuesto sobre la renta y el impuesto al valor agregado (IVA) que se causen a cargo y sean responsabilidad del Pagador;

(2)

aquéllos basados en el valor de LAS CONCESIONES sujetas a la Regalía, el privilegio de hacer negocios, y otros pagos, impuestos u honorarios basados en motivos similares;

(3)

aquéllos que no estén basados directamente e imputados realmente al valor o cantidad de los Minerales extraídos de LAS CONCESIONES; y

(4)

aquéllos pagaderos al operador de LAS CONCESIONES sujetas a la Regalía, basados directamente e imputados realmente al valor o cantidad de los Minerales expedidos.

En caso de que la fundición y/o refinación se realicen en instalaciones que sean propiedad de o sean controladas por el Pagador o una Filial del Pagador, los cargos, costos y penalidades por tales operaciones, incluyendo sin limitación por la carga, transporte y seguro asociado, equivaldrán a la suma que el Pagador o la Filial del Pagador hubiese pagado si tales operaciones se hubiesen realizado en instalaciones que no fuesen propiedad de o no estuviesen controladas por el Pagador o la Filial del Pagador, que ofrezcan, para ese momento, servicios comparables para productos comparables, de acuerdo con los términos y condiciones prevalecientes en el mercado.

 “Mineral” significa todas las menas, concentrados, precipitados y productos extraídos, producidos, recuperados y vendidos, que provengan directamente de LAS CONCESIONES que estén sujetas a la Regalía (exceptuando la Producción No Comercial), cuyo precio de venta sea acreditado a la cuenta del Pagador por un fundidor, refinador u otro comprador directo de primea mano de buena fe.

 “Pagador” significa la persona o entidad encargada de pagar la Regalía.

 “Porcentaje de los Ingresos Netos de Fundición” con respecto a cualquier Trimestre Calendario en particular, significa el porcentaje de los Ingresos Netos de Fundición que sea pagadero como Regalía para ese Trimestre Calendario, según lo determinado en la Sección 2 de este anexo “C”;

 “Precio Promedio del Mineral No Aurífero” con respecto a cualquier Trimestre Calendario en particular y con respecto a cualquier mineral distinto del oro en particular, significa el promedio aritmético sencillo de la Cotización del Precio del Mineral para ese mineral en cada Día Hábil Comex durante ese Trimestre Calendario.

“Precio Promedio del Oro” con respecto a cualquier Trimestre Calendario, significa el promedio aritmético sencillo de la Cotización del Precio del Mineral para el oro en cada Día Hábil en Londres durante ese Trimestre Calendario.

 “Producción No Comercial” significa todas las menas, metales, minerales, colas, concentrados, precipitados y productos minerales extraídos de LAS CONCESIONES que están sujetas a la Regalía, con fines de realizar toda clase de pruebas, incluyendo, sin limitación, muestras a granel, ensayos, análisis geoquímicos, grado de respuesta a la molienda y lixiviación, y determinaciones de la recuperación, pruebas piloto de la planta y operaciones de prueba de descarga del molino (trómel);

“Regalía” significa la regalía de producción sobre los Ingresos Netos de Fundición que pudiere ser pagadera al Beneficiario conforme a la Cláusula Sexta del Contrato.

“Trimestre Calendario” significa cada período de tres meses que finaliza el 31 de marzo, el 30 de junio, el 30 de septiembre y el 31 de diciembre de cada año calendario.

“Valor Estipulado” significa el precio de venta del Mineral acreditado a la cuenta del Pagador por un fundidor, refinador u otro comprador directo de primera mano de buena fe, durante cualquier Trimestre Calendario, es decir, el número acreditado de onzas de oro o de unidad de medida de volumen aplicable de cualquier otro Mineral distinto del oro, multiplicado por el Precio Promedio del Oro o por el Precio Promedio del Mineral No Aurífero, según el Mineral de que se trate, para ese Trimestre Calendario.

2.

Regalía de producción.  El Pagador pagará en dinero en efectivo al Beneficiario una Regalía igual al porcentaje establecido en la Cláusula Sexta del Contrato sobre los Ingresos Netos de Fundición que se obtengan de los Minerales extraídos, recuperados y vendidos que provengan directamente de LAS CONCESIONES sujetas a la Regalía, durante cada Trimestre calendario, basada en el Precio Promedio del Oro o en el Precio Promedio del Mineral No Aurífero, según el Mineral de que se trate, para el Trimestre Calendario que corresponda. El Pagador no tendrá obligación de pagar Regalía alguna sobre la Producción No Comercial.

3.

Pago.  Dentro del período de veinte (20) días hábiles contados después de finalizar cada Trimestre Calendario y sujeto a los ajustes aplicables estipulados en este anexo “C”, el Pagador pagará al Beneficiario la Regalía imputable a ese Trimestre Calendario.  Dicho pago será un pago dinerario, ya sea en dinero en efectivo, cheque, transferencia bancaria o cualquier instrumento monetario de pago, a menos que el Beneficiario opte por tomar la Regalía en especie de acuerdo con la Sección 6 de este anexo “C”.  En caso de que dicho pago se haga exigible antes de la liquidación final de las cuentas con un fundidor, refinador u otro comprador directo de primera mano de buena fe, respecto de uno o más lotes de Mineral, el Pagador pagará al Beneficiario una Regalía provisional basada en la liquidación preliminar de cuentas. Los pagos de la Regalía provisional estarán sujetos a ajuste posterior según lo estipulado más adelante en la Sección 4.

4.

Ajustes.  En caso de que el Pagador determine que cualquier pago de Regalía se efectúo por menos o por más de lo efectivamente debido, el Pagador corregirá dicho pago de menos o de más ajustando la cantidad del pago inmediatamente siguiente de la Regalía de acuerdo a dicha determinación.

5.

Declaración.  En el momento en que el Pagador haga cualquier pago de la Regalía, proporcionará directamente al Beneficiario una breve declaración escrita estableciendo la manera cómo se calculó dicho pago de la Regalía e incluyendo detalles de cualquier determinación efectuada por el Pagador respecto al pago de menos o de más de la Regalía. Se considerará que el Beneficiario ha renunciado irrevocablemente a cualquier derecho que pudiere haber tenido a cuestionar u objetar cualquier pago en particular de la Regalía, a menos que notifique al Pagador por escrito tal cuestionamiento indicando los motivos específicos para ello, dentro del período de seis (6) meses después de recibir la declaración del Pagador con respecto a dicho pago.

6.

Opción de Tomar la Regalía en Especie.  El Beneficiario podrá optar, proporcionando para ello notificación escrita al Pagador con al menos sesenta (60) días naturales de antelación al comienzo de cualquier Trimestre Calendario, por tomar en especie la Regalía correspondiente a cualquier Mineral que sea refinado en ese Trimestre Calendario en lugar de tomar la Regalía correspondiente al mismo en dinero en efectivo. En caso de que el Beneficiario no dé al Pagador la notificación antes referida con la antelación necesaria, se entenderá que el Beneficiario está de acuerdo en recibirla en dinero en efectivo. Está opción será irrevocable respecto al Trimestre Calendario en cuestión.  En caso que el Beneficiario opte por tomar en especie, tendrá derecho a tomar un porcentaje igual al de la Regalía, respecto de todo el Mineral que se refine durante ese Trimestre Calendario, sujeto a la obligación de correr con ciertos costos y gastos, sin duplicación, tal como se describe a continuación. El Beneficiario tendrá derecho a tomar la entrega de su cuota de Mineral únicamente en la refinería, después de haberlo refinado. El Beneficiario asumirá y pagará inmediatamente el Porcentaje de los Ingresos Netos de Fundición que le corresponda respecto de todos los conceptos que integran las Deducciones relacionadas con el Mineral tomado en especie. El Beneficiario hará todos los arreglos necesarios para tomar la entrega de su cuota de producción en la refinería, establecerá una cuenta en la refinería pertinente, en la que se depositará su cuota de la Regalía de dicho Mineral refinado y correrá con todos los costos, gastos, riesgos y responsabilidades asociadas con dicha toma, incluyendo sin limitación, los costos de separar la cuota del Beneficiario de la producción del Pagador y de cargar y sacar dicha cuota de producción de la refinería. Cualquier gasto extra incurrido en relación con la toma de la Regalía en especie o la segregación o división del Mineral con ello relacionada, correrá por cuenta y será pagada exclusivamente por el Beneficiario.  En caso de que el Beneficiario no tome su cuota de la producción en especie después de haber notificado al Pagador que así lo haría, está de acuerdo en que, si su cuota de producción se pierde, roba o daña de otra manera después de la división o segregación de la misma en la refinería, será el único responsable de ello y el Pagador no tendrá responsabilidad alguna al respecto y se considerará que ha cumplido plenamente con su obligación de pagar la Regalía en cuestión.

7.

Derecho a hacer auditorías.

(a)

Aspectos generales.  El Pagador llevará registros y libros contables exactos de todas las actividades mineras realizadas por él o bajo su control en LAS CONCESIONES sujetas al pago de la Regalía, que indiquen en particular la cantidad, ley y composición de todos los Minerales, todos los recibos de la venta de los mismos y todas las Deducciones.  El Beneficiario podrá, cuando así lo solicite, pero no más frecuentemente que una vez por cada período de seis (6) meses, por su sola cuenta y riesgo y corriendo con los gastos, dirigir o realizar, en momentos y lugares razonables, todas o cualquiera de las actividades siguientes:  (i) inspeccionar LAS CONCESIONES sujetas a la Regalía y cualquier lugar utilizado en relación con las actividades en ellas realizadas o relacionadas con el procesamiento, almacenamiento o transporte de cualquiera de los Minerales; (ii) inspeccionar, revisar y fotocopiar todos y cualesquiera libros, registros, documentos, correspondencia, planes mineros, datos geológicos, estudios y otra información, de cualquier tipo y descripción, perteneciente o relacionada de cualquier manera con el cálculo de la Regalía pagadera conforme al Contrato, las actividades mineras u otras efectuadas en LAS CONCESIONES sujetas al pago de la Regalía, o el procesamiento, almacenamiento o transporte de cualesquiera Minerales; y (iii) auditar los libros de contabilidad y todos los otros registros e información, de todo tipo y descripción, relacionados con el cálculo de los pagos de la Regalía conforme al Contrato.

(b)

Confidencialidad. Toda la información obtenida por el Beneficiario respecto a LAS CONCESIONES sujetas al pago de la Regalía, y a las actividades en las mismas, como resultado de la realización de cualquier auditoría o inspección, se mantendrá estrictamente confidencial y no se revelará a tercero alguno, así como tampoco al público, sin el consentimiento previo por escrito del Pagador.  Las obligaciones de confidencialidad estipuladas en esta Sección 7(b) no se aplicarán a información alguna que: (i) estaba, según quede demostrado de registros escritos, en posesión o bajo control del Pagador antes de la fecha en que se otorgó la Regalía; o (ii) era de dominio público para la fecha en que se otorgó la Regalía o pasó a ser de dominio público posteriormente sin incumplimiento de las obligaciones de confidencialidad estipuladas en este anexo, en el Contrato o en cualquier otro acuerdo. Tales obligaciones de confidencialidad tampoco se aplicarán a la revelación:

(1)

A una filial, consultor, contratista o subcontratista que tiene necesidad de buena fe de estar informado;

(2)

A cualquier tercero a quien el Beneficiario esté considerando hacer una transferencia de la totalidad o cualquier parte de su participación en la Regalía; o

(3)

A un organismo gubernamental, tribunal o bolsa de valores o al público, en la medida en que al Beneficiario le sea formalmente requerido ello, conforme a la ley o reglamento que le resulte aplicable o las reglas de cualquier bolsa de valores que le obliguen, siempre y cuando el Beneficiario se limite a proporcionar ante dichas instancias la información a la que se encuentre legalmente obligado;

en el entendido, sin embargo, que en cualquier caso en que el numeral (2) anterior de esta Sección 7 se aplique, el Beneficiario entregará notificación escrita al Pagador, con no menos de 48 horas de antelación, de la revelación y, en cualquier caso al que el numeral (3) anterior de ésta Sección 7 se aplique, el Beneficiario empleará sus mejores esfuerzos para entregar notificación escrita  al Pagador, con no menos de 48 horas de antelación, de la revelación. Con respecto a cualquier revelación que se haga conforme a los numerales (1) ó (2) de esta Sección 7, solamente se revelará la información confidencial que el tercero tenga legítima necesidad comercial de conocer, debiendo dicho tercero convenir primero por escrito que protegerá la información confidencial para que no siga revelándose, en la misma medida en que está obligado a hacerlo el Beneficiario conforme a este anexo “C”.

8.

Naturaleza de la Regalía.  La Regalía es intrínseca a LAS CONCESIONES  y será vinculante y operará en beneficio del Pagador y del Beneficiario y de sus respectivos sucesores y cesionarios permitidos. La Regalía aquí prevista es estrictamente pasiva y no participativa, no dando derecho al Beneficiario a participar en decisión alguna, de cualquier índole que sea, sobre LAS CONCESIONES sujetas al pago de la Regalía o sobre las actividades en ellas realizadas.  El Pagador no hace aseveración, garantía o promesa alguna de ningún tipo, expresa o implícita, relativa a LAS CONCESIONES, el desarrollo de las mismas o las actividades en ellas realizadas. El Pagador determinará, a su solo y absoluto criterio, si se llevarán a cabo actividades de exploración, desarrollo, producción u otras en LAS CONCESIONES, así como el momento, amplitud, lugar, alcance y método de las mismas, si las hubiere.

9.

 Cesión.  El Beneficiario no transferirá total o parcialmente su derecho a percibir la Regalía sin el consentimiento previo y por escrito del Pagador y sin primero ofrecer transferir dicha participación al Pagador en los mismos términos, condiciones y precio en que pretenda transferirla a un tercero independiente.  El Pagador podrá ceder sus derechos y obligaciones bajo este anexo “C” sin el consentimiento previo por escrito del Beneficiario, siempre y cuando el cesionario convenga por escrito en quedar vinculado por los términos de este anexo “C” y así lo notifique dicho cesionario por escrito al Beneficiario.

10.

 Idiomas. Las Partes reconocen que este anexo “C” ha sido suscrito tanto en el idioma castellano como en el idioma inglés, y acuerdan para todos los fines legales a que haya lugar, que la versión suscrita en idioma castellano será la versión prevaleciente y que la versión en idioma inglés será considerada únicamente como una traducción de la versión en idioma castellano.

ANNEX “C”

NET SMELTER RETURN ROYALTY

Pursuant to Clause Sixth of the Exploration Contract and Unilateral Promise of Sale (hereinafter called the “Contract”), a royalty calculated on the net smelter returns (NSR) may become payable to THE OPTIONOR.  This Annex “C” sets forth the manner in which such production royalty (hereinafter called the “Royalty”) shall be calculated and paid. The Royalty shall be paid on the commercial scale production of Mineral extracted from the areas covered by THE CONCESSIONS . Unless otherwise defined herein, fully capitalized terms or terms with their initial letter in capitals used in this Annex “C” shall have the meaning assigned to them in the Contract.

1.

Definitions.  As used in this Annex “C”, the following capitalized words and phrases shall have the meanings set forth below:

 “Beneficiary” means THE OPTIONOR, any successor and any assignee of all or of any portion of the Royalty.

“Contract” means the Exploration Contract and Unilateral Promise of Sale to which this document is attached as Annex “C”.

“Mineral Price Quotation” for gold on any particular London Business Day, means the daily afternoon fix (closing price) on the London Bullion Market Association (commonly referred to as the “second London fixing,” the “London Closing” the “London fixing p.m.”) for gold on that London Business Day, as published by Metals Week, The Wall Street Journal or other publication of comparable reliability; and for any other mineral other than gold on any Comex Business Day, means the price of such mineral quoted at the close of business on such day by the New York Commodity Exchange.  If publication of the Mineral Price Quotation or trading on the London Bullion Market Association or New York Commodity Exchange shall be discontinued, the Payor shall select and utilize a comparable commodity quotation, reasonably acceptable to the Beneficiary, for purposes of calculating the Royalty.  The Mineral Price Quotation for gold shall be for a troy ounce of gold of .995 minimum fineness.

“Deductions” shall have the meaning assigned thereto within the definition of Net Smelter Returns set forth below in this Section 1.

“Comex Business Day” means any day on which the New York Commodity Exchange is open for the sale and trading of commodities.

“London Business Day” means any day on which the London Bullion Market Association is open for the sale and trading of commodities.

“Payor’s Affiliate” means (a) any person or entity owning shares of stock or other form of participating interest in the capital stock of Payor, and (b) any person or entity owned or controlled by any person or entity described in the preceding clause (a).

“Net Smelter Returns” attributable to any particular Calendar Quarter, means the Stipulated Value for that Calendar Quarter of all Minerals that are credited to the account of Payor by a smelter, refiner or other bona fide first hand purchaser during that Calendar Quarter,  less the following costs and expenses (“Deductions”): (i) all charges and costs, if any, for loading and transporting Minerals (with respect to which the Royalty is paid) to a smelter, refiner, or first hand purchaser, together with all costs of insuring such Minerals in transit; (ii) all charges, costs and penalties, if any, for treating, processing, smelting and refining of such Minerals; (iii) all charges, costs and commissions, if  any, of  selling such Minerals; and (iv) sales, or other similar or related payment, tax or fee payable by the Payor or any operator or manager of THE CONCESSIONS subject to the Royalty, if any, based directly upon and actually assessed against the value or quantity of Minerals shipped, but excluding any and all of the following payments, taxes, and fees:

(1)

those based upon the net or gross income received by Payor or any operator or manager of THE CONCESSIONS subject to royalty, that is, income tax and value added tax (VAT) for the account and responsibility of Payor;

(2)

those based upon the value of THE CONCESSIONS subject to the Royalty, the privilege of doing business, or other similarly based payments, taxes or fees;

(3)

those not based directly upon and actually assessed against the value or quantity of Minerals extracted from THE CONCESSIONS and shipped; and

(4)

those payable to the operator of THE CONCESSIONS subject to Royalty based directly upon and actually assessed against the value or quantity of Minerals shipped.

In the event that smelting and/or refining are carried out in facilities owned or controlled by Payor or a Payor’s Affiliate, then charges, costs and penalties for such operations, including without limitation for loading, transportation and associated insurance, shall mean the amount that Payor or the Payor’s Affiliate would have paid if such operations were carried out at facilities not owned or controlled by Payor or the Payor’s Affiliate then offering comparable services for comparable products on prevailing market terms.

“Mineral” means all ores, concentrates, precipitates and products extracted, produced, recovered and sold, directly coming from THE CONCESSIONS subject to the Royalty (exclusive of Non-Commercial Production), the selling price of which is credited to the account of Payor by a smelter, refiner or other bona fide first hand purchaser.

“Payor” means the person or entity responsible for paying the Royalty.

“Net Smelter Returns Percentage” attributable to any particular Calendar Quarter means the percentage of the Net Smelter Returns payable as Royalty for that Calendar Quarter as determined under Section 2 of this Annex “C”;

 “Non-Auriferous Mineral Average Price” with respect to any particular Calendar Quarter and any particular mineral other than gold, means the simple arithmetical average of the Mineral Price Quotation for that mineral on each Comex Business Day during that Calendar Quarter.

“Gold Average Price” for any Calendar Quarter, means the simple arithmetical average of the Mineral Price Quotation for gold on each London Business Day during that Calendar Quarter.

“Non-Commercial Production” means all ores, metals, minerals, tailings, concentrates, precipitates and mineral products extracted from THE CONCESSIONS subject to the Royalty for carrying out all kinds or tests, including without limitation for bulk samples, assays, geochemical analyses, amenability to milling and leaching and recovering determinations, pilot plant tests and test trommel operations;

“Royalty” means the production royalty on Net Smelter Returns that may become payable to the Beneficiary pursuant to Clause Sixth of the Contract.

 “Calendar Quarter” means each three-month period ending on March 31, June 30, September 30 and December 31 of each calendar year.

“Stipulated Value” means the selling price of the Mineral credited to the account of Payor by a smelter, refiner or other bona fide first hand purchaser during any Calendar Quarter, that is, the credited number of ounces of gold or of the applicable measurement unit of volume for any other Mineral other than gold, multiplied by the Gold Average Price or the Non-Auriferous Mineral Average Price, depending on the relevant Mineral, for that Calendar Quarter.

2.

Production Royalty.  Payor shall pay in cash to the Beneficiary a Royalty equal to the percentage established in Clause Sixth of the Contract on the Net Smelter Returns obtained from the Minerals extracted, recovered and sold directly coming from THE CONCESSIONS subject to Royalty, during each Calendar Quarter, based upon the Gold Average Price or the Non-Auriferous Mineral Average Price, depending on the relevant Mineral, for the pertinent Calendar Quarter. Payor shall have no obligation to pay any Royalty whatsoever on Non-Commercial Production.

3.

Payment.  Within twenty (20) business days from the end of each Calendar Quarter, and subject to any applicable adjustments set forth in this Annex “C”, Payor shall pay to the Beneficiary the Royalty attributable to that Calendar Quarter.  Such payment shall be a monetary payment, whether in cash, check, bank transfer or any other monetary payment instrument, unless the Beneficiary elects to take the Royalty in kind pursuant to Section 6 of this Annex “C”.  In the event that such payment becomes due prior to final settlement with a smelter, refiner or other bona fide first hand purchaser for one or more Mineral plot, then Payor shall pay the Beneficiary a provisional Royalty based upon the preliminary settlement.  Payments of the provisional Royalty shall be subject to subsequent adjustment as provided below in Section 4.

4.

Adjustments.  In the event that Payor determines that any payment of Royalty was underpaid or overpaid, Payor shall correct such overpayment or underpayment by adjustment to the amount of the next subsequent payment of Royalty following such determination.

5.

Statement.  At such time as Payor makes any payment of Royalty, Payor shall provide directly to Beneficiary a brief written statement setting forth the manner in which such payment of Royalty was calculated and including details of any determination made by the Payor as to the over or under payment of Royalty.  Beneficiary shall be deemed to have irrevocably waived any right it may have had to dispute or oppose to any particular payment of Royalty unless Beneficiary notifies Payor in writing of such dispute, stating the specific grounds therefor, within six (6) months from the receipt of Payor’s statement with respect to such payment.

6.

Election to Take the Royalty in Kind.  Beneficiary may elect, by providing written notice to Payor not less than sixty (60) calendar days prior to the commencement of any Calendar Quarter, to take the Royalty in kind in respect of any Mineral which is refined in that Calendar Quarter instead of taking the Royalty corresponding to the same in cash. If Beneficiary does not deliver to Payor the above-mentioned notice as early as required, it shall be understood that Beneficiary agrees to receive it in cash.  Such election shall be irrevocable with respect to the Calendar Quarter in question.  In the event of such election by Beneficiary to take in kind, Beneficiary shall be entitled to take a percentage equal to the Royalty with regard to all Mineral which is refined during that Calendar Quarter, subject to the obligation to bear certain costs and expenses, without duplication, as described further below.  Beneficiary shall be entitled to take delivery of its share of Mineral only at the refinery after the refining thereof.  Beneficiary shall bear and promptly pay the Net Smelter Returns Percentage corresponding to him with respect to all items making up the Deductions related to the Mineral so taken in kind.  Beneficiary shall make all necessary arrangements to take delivery of its share of production at the refinery, shall establish an account at the applicable refinery into which its Royalty share of such refined Mineral shall be deposited, and shall bear all costs, expenses, risks and responsibilities associated with such taking, including without limitation the costs of separating the Beneficiary’s share from Payor’s production, and of loading and removing such share of production from the refinery. Any extra expenditure incurred in connection with the taking of the Royalty in kind or with the segregation or division of Mineral in connection therewith shall be borne and paid exclusively by Beneficiary.  Should Beneficiary fail to take its share of production in kind after having notified Payor that he would do so, the Beneficiary agrees that if his share of production is lost, stolen or otherwise damaged after the division or segregation thereof at the refinery, Beneficiary shall be solely responsible for such failure or loss and Payor shall have no responsibility therefor and shall be deemed to have fully performed its obligation to pay the Royalty in question.

7.

Audit Rights.

(a)

General.  Payor shall keep accurate accounting records and books of account for all mining operations conducted by it or under its control on THE CONCESSIONS subject to Royalty payment, showing in particular the quantity, grade and composition of all Minerals, all receipts from the sale thereof and all Deductions.  Beneficiary may, upon demand, but not more frequently than once in any six (6) month period, at its sole cost, risk and expense and at reasonable times and places, conduct or perform any or all of the following activities:  (i) inspect THE CONCESSIONS subject to Royalty and any sites utilized in connection with operations thereon or related to the processing, storage or transportation of any Minerals; (ii) inspect, review and photocopy any and all books, records, documents, correspondence, mine plans, geological data, studies and other information, of all types and descriptions whatsoever, pertaining or relating in any way to the calculation of the Royalty payable pursuant to the Contract, the mining or other operations conducted on THE CONCESSIONS subject to Royalty payment or the processing, storage or transportation of any Minerals; and (iii) audit the books of account and all other records and information, of all types and descriptions whatsoever, bearing upon the calculation of Royalty payments pursuant to the Contract.

(b)

Confidentiality.  All information obtained by Beneficiary with respect to THE CONCESSIONS subject to Royalty payment, and the operations thereon, as a result of the performance of any audit or inspection, shall be kept strictly confidential and shall not be disclosed to any third party or the public without the prior written consent of the Payor.  The obligations of confidentiality set forth in this Section 7(b) shall not apply with respect to any information that: (i) was, as shown by written records, in the possession or under the control of the Payor prior to the date on which the Royalty was granted, or (ii) was in the public domain as of the date on which the Royalty was granted or entered the public domain thereafter without violation of the obligations of confidentiality set forth herein, in the Contract or in any other agreement.  Such obligations of confidentiality shall also not apply to a disclosure:

(1)

To an affiliate, consultant, contractor or subcontractor that has a bona fide need to be informed;

(2)

To any third party to whom Beneficiary contemplates a transfer of all or any part of its interest in the Royalty; or

(3)

To a governmental agency, court or stock exchange or to the public to the extent in which Beneficiary is formally required to do so pursuant to the applicable Law or regulation or the rules of any stock exchange obliging Beneficiary, provided that Beneficiary limits itself to provide to such instances the information to which it is legally obliged;

provided that, in any case to which the foregoing item (2) of this Section 7 applies, Beneficiary shall give not less than 48 hours prior written notice to the Payor of the intended disclosure and, in any case to which the foregoing item (3) of this Section 7 applies, Beneficiary shall exercise its best efforts to give not less than 48 hours prior written notice to the Payor of the intended disclosure.  As to any disclosure pursuant to the foregoing items (1) or (2) of this Section 7, only such confidential information as such third party has a legitimate business need to know shall be disclosed and such third party shall first agree in writing to protect the confidential information from further disclosure to the same extent as Beneficiary is obligated under this Annex “C”.

8.

Nature of the Royalty.  The Royalty shall run with THE CONCESSIONS, and be binding upon and inure to the benefit of Payor and Beneficiary and their respective permitted successors and permitted assigns.  The Royalty provided for herein is a strictly passive and non-participating interest and shall not entitle Beneficiary to participate in any decisions whatsoever concerning THE CONCESSIONS subject to Royalty payment or concerning the operations thereon.  Payor makes no representations, warranties or covenants whatsoever, express or implied, concerning THE CONCESSIONS, the development thereof or the operations thereon.  The Payor shall determine, at its sole and absolute discretion, whether or not any exploration, development, production or other operations will be conducted on THE CONCESSIONS , as well as the timing, extent, location, scope and method thereof, if any.

9.

 Assignment.  Beneficiary shall not fully or partially transfer its right to receive the Royalty without the prior written consent of Payor and without first offering to transfer such interest to Payor on the same terms, conditions and price on which Payee intends to transfer the same to an unrelated third party. The Payor may assign its rights and obligations under this Annex “C” without the prior written consent of Beneficiary, provided that the assignee agrees in writing to be bound by the terms of this Annex “C” and so notifies in writing to Beneficiary.

10.

 Languages. The Parties acknowledge that this Annex “C” has been executed in both the Spanish language and the English language, and agree that, for all applicable legal purposes, the version executed in the Spanish language shall be the controlling version and that the version in the English language shall be deemed only as a translation of the Spanish version.